UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

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INSPERITY, INC.
(Name of registrant as specified in its charter)

(Name of person(s) filing proxy statement, if other than the registrant)

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Paul J. Sarvadi Chairman of the Board and Chief Executive Officer

April 6, 2012

Dear Stockholder:

On behalf of your Board of Directors and management, you are cordially invited to attend the Annual Meeting of Stockholders to be held at Insperity’s Corporate Headquarters, Centre I in the Auditorium, located at 22900 Hwy. 59 N. (Eastex Freeway), Kingwood, Texas 77339, on May 15, 2012, at 3:00 p.m.

It is important that your shares are represented at the meeting. Whether or not you plan to attend the meeting, please complete and return the enclosed proxy card in the accompanying envelope or vote using the telephone or Internet procedures that may be provided to you. Please note that voting using any of these methods will not prevent you from attending the meeting and voting in person.

You will find information regarding the matters to be voted on at the meeting in the following pages. Our 2011 Annual Report to Stockholders is also enclosed with these materials.

Your interest in Insperity is appreciated, and we look forward to seeing you on May 15th.

Sincerely,

/s/ Paul J. Sarvadi
Paul J. Sarvadi
Chairman of the Board and Chief Executive Officer

INSPERITY, INC.

A Delaware Corporation

19001 Crescent Springs Drive

Kingwood, Texas 77339-3802

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To be Held May 15, 2012

Kingwood, Texas

The Annual Meeting of the Stockholders of Insperity, Inc., a Delaware corporation (the “Company”), will be held at the Company’s Corporate Headquarters in Centre I in the Auditorium, located at 22900 Hwy. 59 N. (Eastex Freeway), Kingwood, Texas 77339, on May 15, 2012, at 3:00 p.m. (Central Daylight Time), for the following purposes:

1.	To elect two Class II directors to serve until the 2015 Annual Meeting of Stockholders or until their successors have been elected and qualified;

2.	To approve the Insperity, Inc. 2012 Incentive Plan;

3.	To cast an advisory vote to approve the Company’s executive compensation (“say-on-pay” vote); and

4.	To ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2012.

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to Be Held on May 15, 2012: A full set of all proxy materials is enclosed with this Notice. Additionally, the Company’s Proxy Statement, Annual Report and other proxy materials are available at www.insperity.com/Annual Meeting.

Only stockholders of record at the close of business on March 16, 2012, are entitled to notice of, and to vote at, the meeting.

It is important that your shares be represented at the Annual Meeting of Stockholders regardless of whether you plan to attend. Therefore, please mark, sign, date and return the enclosed proxy. If you are present at the meeting, and wish to do so, you may revoke the proxy and vote in person.

By Order of the Board of Directors

/s/ Daniel D. Herink
Daniel D. Herink
Senior Vice President of Legal, General Counsel and Secretary

April 6, 2012

Kingwood, Texas

INSPERITY, INC.

A Delaware Corporation

19001 Crescent Springs Drive

Kingwood, Texas 77339-3802

PROXY STATEMENT

FOR THE

ANNUAL MEETING OF STOCKHOLDERS OF

INSPERITY, INC.

TO BE HELD ON TUESDAY, MAY 15, 2012

Solicitation

The accompanying proxy is solicited by the Board of Directors (“the Board”) of Insperity, Inc., a Delaware corporation (the “Company” or “Insperity”), for use at the 2012 Annual Meeting of Stockholders to be held on May 15, 2012, and at any reconvened meeting after an adjournment thereof. The Annual Meeting of Stockholders will be held at 3:00 p.m. (Central Daylight Time), at the Company’s Corporate Headquarters, Centre I in the Auditorium located at 22900 Hwy. 59 N. (Eastex Freeway), Kingwood, Texas 77339.

Voting Information

You may vote in one of four ways:

•	by attending the meeting and voting in person;

•	by signing, dating and returning your proxy in the envelope provided;

•	by submitting your proxy on the Internet at the address listed on your proxy card; or

•	by submitting your proxy using the toll-free number listed on your proxy card.

If your shares are held in an account at a brokerage firm or bank, you may submit your voting instructions by signing and timely returning the enclosed voting instruction form, by Internet at the address shown on your voting instruction form, by telephone using the toll-free number shown on that form, or by providing other proper voting instructions to the registered owner of your shares. If shares are held in street name through a broker and the broker is not given direction on how to vote, the broker will not have discretion to vote such shares on non-routine matters, including the election of directors.

If you either return your signed proxy or submit your proxy using the Internet or telephone procedures that may be available to you, your shares will be voted as you direct. If the accompanying proxy is properly executed and returned, but no voting directions are indicated thereon, the shares represented thereby will be voted FOR the election as directors of the nominees listed herein, and FOR proposals 2, 3 and 4. In addition, the proxy confers discretionary authority to the persons named in the proxy authorizing those persons to vote, in their discretion, on any other matters properly presented at the Annual Meeting of Stockholders. The Board is not currently aware of any such other matters. Any stockholder of record giving a proxy has the power to revoke it at any time before it is voted by: (i) submitting written notice of revocation to the Secretary of the Company at the address listed above; (ii) submitting another proxy that is properly signed and later dated; (iii) submitting a proxy again on the Internet or by telephone; or (iv) voting in person at the Annual Meeting. Stockholders who hold their shares through a nominee or broker are invited to attend the meeting but must obtain a signed proxy from the broker in order to vote in person.

The Company pays the expense of preparing, printing and mailing proxy materials to our stockholders. Proxies may be solicited personally or by telephone by officers or employees of the Company, none of whom will receive additional compensation. We will also reimburse brokerage houses and other nominees for their reasonable expenses in forwarding proxy materials to beneficial owners of our Common Stock.

The approximate date on which this proxy statement and the accompanying proxy card will first be sent to stockholders is April 6, 2012.

At the close of business on March 16, 2012, the record date for the determination of stockholders of the Company entitled to receive notice of, and to vote at, the 2012 Annual Meeting of Stockholders or any reconvened meeting after an adjournment thereof, 25,994,445 shares of the Company’s Common Stock, par value $0.01 per share (the “Common Stock”), were outstanding. Each share of Common Stock is entitled to one vote upon each of the matters to be voted on at the meeting. The presence, in person or by proxy, of a majority of the outstanding shares of Common Stock is required for a quorum. If a quorum is present at the meeting, under the Company’s Bylaws, action on a matter (other than the election of directors) shall be approved if the votes cast in favor of the matter exceed the votes cast opposing the matter. Directors of the Company shall be elected by a plurality of the votes cast. In determining the number of votes cast, shares abstaining from voting or not voted on a matter will not be treated as votes cast. Accordingly, although proxies containing broker non-votes (which result when a broker holding shares for a beneficial owner has not received timely voting instructions on certain matters from such beneficial owner and when the broker does not otherwise have discretionary power to vote on a particular matter) are considered “shares present” in determining whether there is a quorum present at the Annual Meeting, they are not treated as votes cast with respect to the election of directors, and thus will not affect the outcome of the voting on the election of directors or any of the other proposals on non-routine matters to be voted on at the annual meeting. However, a broker holding shares for a beneficial owner will have the discretion to vote such shares for a beneficial owner with respect to routine matters, including the ratification of the appointment of the Company’s independent registered public accounting firm.

SECURITY OWNERSHIP

The table below sets forth, as of March 16, 2012, certain information with respect to the shares of Common Stock beneficially owned by: (i) each person known by the Company to beneficially own 5% or more of the Company’s Common Stock; (ii) each director and director nominee of the Company; (iii) each of the executive officers of the Company identified in the Summary Compensation Table on page 23 of this proxy statement; and (iv) all directors, director nominees and executive officers of the Company as a group.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership [1]		Percent of Class
Michael W. Brown	26,333		*
Jack M. Fields, Jr.	6,629		*
Eli Jones	24,880		*
Paul S. Lattanzio	67,666		*
Gregory E. Petsch	8,880		*
Richard G. Rawson	838,192	[2]	3.22%
Paul J. Sarvadi	1,894,175	[3]	7.28%
Austin P. Young	48,029		*
A. Steve Arizpe	223,385	[4]	*
Jay E. Mincks	67,331		*
Douglas S. Sharp	56,282		*
BlackRock, Inc.	1,651,241	[5]	6.35%
Stadium Capital Management, LLC	1,554,836	[6]	5.98%
Parnassus Investments	1,545,000	[7]	5.94%
Executive Officers and Directors as a Group (12 Persons)	3,318,073		12.66%

*	Represents less than 1%.

[1]

Except as otherwise indicated, each of the stockholders has sole voting and investment power with respect to the securities shown to be owned by such stockholder. The address for each officer and director is in care of Insperity, Inc., 19001 Crescent Springs Drive, Kingwood, Texas 77339-3802.

The number of shares of Common Stock beneficially owned by each person includes options exercisable on March 16, 2012, or within 60 days after March 16, 2012, and excludes options not exercisable within 60 days after March 16, 2012 (currently there are no unvested stock options). The number of shares of Common Stock beneficially owned by each person also includes unvested shares of restricted stock as of March 16, 2012. Each owner of restricted stock has the right to vote his or her shares but may not transfer them until they have vested.

	$000,000.000.00	$000,000.000.00	$000,000.000.00
	Options
Name of Beneficial Owner	Exercisable	Not Exercisable	Unvested Restricted Stock
Michael W. Brown	20,513	—	—
Jack M. Fields, Jr.	6,517	—	—
Eli Jones	15,512	—	—
Paul S. Lattanzio	15,000	—	—
Gregory E. Petsch	5,000	—	—
Austin P. Young	30,313	—	—
Richard G. Rawson	17,802	—	52,167
Paul J. Sarvadi	34,093	—	78,534
A. Steve Arizpe	74,200	—	52,167
Jay E. Mincks	—	—	52,167
Douglas S. Sharp	1	—	33,334

[2]

Includes 330,069 shares owned by the RDKB Rawson LP, 295,906 shares owned by the R&D Rawson LP, and 350 shares owned by Dawn M. Rawson (spouse). Mr. Rawson shares voting and investment power over all such shares with his wife, except for 350 shares owned by his wife.

[3]

Includes 1,073,206 shares owned by Our Ship Limited Partnership, Ltd., 530,973 shares owned by the Sarvadi Children’s Limited Partnership, 16,667 shares owned by Paul J. Sarvadi and Vicki D. Sarvadi, JT WROS and 19,644 shares owned by six education trusts established for the benefit of the children of Paul J. Sarvadi. Mr. Sarvadi shares voting and investment power over all such shares with his wife, Vicki D. Sarvadi. Also includes 260,000 shares pledged to banks as collateral for loans.

[4]	Includes 3,139 shares owned by A. Steve Arizpe and Charissa Arizpe (spouse). Mr. Arizpe shares voting and investment power over all such shares with his wife.
[5]

Based on a Schedule 13G filed with the Securities and Exchange Commission on February 13, 2012. BlackRock, Inc. reported sole voting and dispositive power with respect to 1,745,840 shares. The address of BlackRock, Inc. is 40 East 52nd Street, New York, NY 10022.

[6]

Based on a Schedule 13D filed with the Securities and Exchange Commission on September 23, 2011. Stadium Capital Management, LLC reported shared voting and dispositive power with respect to 1,554,836 shares with Alexander M. Seaver and Bradley R. Kent and shared voting and dispositive power with respect to 1,417,083 shares with Stadium Capital Partners, L.P. The address of Stadium Capital Management, LLC is 199 Elm Street, New Canaan, CT 06840.

[7]

Based on a Schedule 13F filed with the Securities and Exchange Commission on January 19, 2012. Parnassus Investments reported sole voting and dispositive power with respect to 1,545,000 shares. The address of Parnassus Investments is One Market Street, San Francisco, CA 94105.

PROPOSAL NUMBER 1

ELECTION OF DIRECTORS

General

The Company’s Certificate of Incorporation and Bylaws provide that the number of directors on the Board shall be fixed from time to time by the Board but shall not be less than three nor more than 15 persons. The number of members constituting the Board is currently fixed at eight.

In accordance with the Certificate of Incorporation of the Company, the members of the Board are divided into three classes and are elected for a term of office expiring at the third succeeding annual stockholders’ meeting following their election to office, or until a successor is duly elected and qualified. The Certificate of Incorporation also provides that such classes shall be as nearly equal in number as possible. The terms of office of the Class I, Class II and Class III directors expire at the Annual Meeting of Stockholders in 2014, 2012 and 2013, respectively.

The term of office of each of the current Class II directors expires at the time of the 2012 Annual Meeting of Stockholders, or as soon thereafter as their successors are elected and qualified. Mr. Sarvadi and Mr. Young have been nominated to serve additional three-year terms as Class II directors. Both nominees have consented to be named in this proxy statement and to serve as a director if elected.

It is the intention of the person or persons named in the accompanying proxy card to vote for the election of both nominees named below unless a stockholder has withheld such authority. The affirmative vote of a plurality of the votes cast by holders of the Common Stock present in person or by proxy at the 2012 Annual Meeting of Stockholders is required for election of the nominees. Abstentions and broker non-votes will be deemed votes not cast.

If, at the time of or prior to the 2012 Annual Meeting of Stockholders, either of the nominees should be unable or decline to serve, the discretionary authority provided in the proxy may be used to vote for a substitute or substitutes designated by the Board. The Board has no reason to believe that any substitute nominee or nominees will be required. No proxy will be voted for a greater number of persons than the number of nominees named herein.

Nominees — Class II Directors (For Terms Expiring at the 2015 Annual Meeting)

Paul J. Sarvadi. Mr. Sarvadi, age 55, Chairman of the Board and Chief Executive Officer and co-founder of the Company and its subsidiaries, is a Class II director and has been a director since the Company’s inception in 1986. He has also served as the Chairman of the Board and Chief Executive Officer of the Company since 1989 and as President of the Company from 1989 until August 2003. He attended Rice University and the University of Houston prior to starting and operating several small companies. Mr. Sarvadi has served as President of the National Association of Professional Employer Organizations (“NAPEO”) and was a member of its Board of Directors for five years. In 2001, Mr. Sarvadi was selected as the 2001 National Ernst & Young Entrepreneur of the Year® for service industries. In 2004, he received the Conn Family Distinguished New Venture Leader Award from Mays Business School at Texas A&M University. In 2007, he was inducted into the Texas Business Hall of Fame.

Mr. Sarvadi brings substantial business and operational experience to the Board, including an extensive knowledge of sales, customer relationships, and issues affecting small to medium-sized businesses. Mr. Sarvadi’s role as a co-founder of the Company and lengthy service as chief executive officer of the Company provide to the Board extensive knowledge and insight of our operations and issues affecting the Company as well as the broader PEO industry. Mr. Sarvadi’s previous experience starting and operating several small businesses, as well as his frequent interaction with the Company’s clients, provide valuable insight to the challenges facing small to medium-sized businesses, which is a principal focus of the Company.

Austin P. Young. Mr. Young, age 71, joined the Company as a Class II director in January 2003. He is Chairman of the Company’s Finance, Risk Management and Audit Committee and a member of the Nominating and Corporate Governance Committee. Mr. Young served as Senior Vice President, Chief Financial Officer and Treasurer of CellStar Corporation from 1999 to December 2001, when he retired. From 1996 to 1999, he served as Executive Vice President—Finance and Administration of Metamor Worldwide, Inc. Mr. Young also held the position of Senior Vice President and Chief Financial Officer of American General Corporation for over eight years and was a partner in the Houston and New York offices of KPMG before joining American General. Mr. Young currently serves as a Director and Chairman of the

Audit Committees of Tower Group, Inc. and Amerisafe, Inc. He is a member of the Houston and State Chapters of the Texas Society of CPAs, the American Institute of CPAs, and the Financial Executives International. He holds an accounting degree from the University of Texas.

Mr. Young brings extensive financial and accounting experience to the Board. His prior experience as a partner in an international accounting firm, as a senior financial officer of large companies, and his service on the audit committees of publicly traded companies provide Mr. Young with a thorough understanding of generally accepted accounting principles and financial statements. Additionally, Mr. Young’s prior experience provides a solid background for him to advise and consult with the Board on financial and audit-related matters as chair of the Finance, Risk Management and Audit Committee, and to serve as the designated audit committee financial expert of the Finance, Risk Management and Audit Committee. Mr. Young’s service on other boards and his extensive knowledge of the Company and its business provide us with additional valuable perspective on issues affecting the Company.

The Board recommends that stockholders vote “For” both of the nominees listed above, and proxies executed and returned will be so voted unless contrary instructions are indicated thereon.

Directors Remaining in Office

Michael W. Brown. Mr. Brown, age 66, joined the Company as a Class I director in November 1997. He is a member of the Company’s Finance, Risk Management and Audit Committee and the Nominating and Corporate Governance Committee. Mr. Brown is the past Chairman of the NASDAQ Stock Market Board of Directors and a past governor of the National Association of Securities Dealers. Mr. Brown joined Microsoft Corporation in 1989 as its Treasurer and became its Chief Financial Officer in 1993, in which capacity he served until his retirement in July 1997. Prior to joining Microsoft, Mr. Brown spent 18 years with Deloitte & Touche LLP. Mr. Brown is also a director of EMC Corporation, Stifel Financial Corporation and VMware, Inc. and serves on the audit committees of EMC Corporation and VMware, Inc. Mr. Brown also serves or has served as a director, trustee or advisor of several private business, civic or charitable organizations. Mr. Brown holds a Bachelor of Science in Economics from the University of Washington in Seattle.

Mr. Brown brings to the Board substantial financial expertise that includes an extensive knowledge of the complex financial and operational issues affecting large companies, and a deep understanding of accounting principles and financial reporting rules and regulations. His prior experience in public accounting and as a chief financial officer of a global technology company brings an important perspective to the Board. Mr. Brown also serves on the boards and audit committees of multiple publicly traded companies in both the technology and financial services sectors, which provides us with valuable insight on technological and strategic issues affecting the Company. Mr. Brown’s prior service as Chairman of the NASDAQ Stock Market Board of Directors and as a past governor of the National Association of Securities Dealers provides experience with issues affecting a publicly traded company as well as demonstrating Mr. Brown’s leadership and business acumen.

Jack M. Fields, Jr. Mr. Fields, age 60, joined the Company as a Class III director in January 1997 following his retirement from the United States House of Representatives, where he served for 16 years. Mr. Fields is a member of the Company’s Compensation Committee and the Nominating and Corporate Governance Committee. During 1995 and 1996, Mr. Fields served as Chairman of the House Telecommunications and Finance Subcommittee, which has jurisdiction and oversight of the Federal Communications Commission and the Securities and Exchange Commission. Mr. Fields has been Chief Executive Officer of the Twenty-First Century Group in Washington, D.C. since January 1997. He serves on the Board of Directors for Invesco Mutual Funds (formerly AIM Mutual Funds), and also serves or has served as a director, trustee or advisor of several private business, civic or charitable organizations. Mr. Fields earned a Bachelor of Arts in 1974 from Baylor University and graduated from Baylor Law School in 1977.

Mr. Fields brings extensive governmental affairs and regulatory experience and expertise to the Board. His prior experience in the United States House of Representatives, including his role as chairman of the committee that had oversight of the Securities and Exchange Commission, and his service as Chief Executive Officer with a Washington, D.C. based political consulting firm bring important governmental affairs and regulatory perspectives to the Board. Additionally, Mr. Fields’ background and accomplishments demonstrate his leadership, and his service as a director of the Invesco Mutual Funds provides us with additional valuable perspective on issues affecting the Company.

Eli Jones. Dr. Jones, age 50, joined the Company as a Class I director in April 2004. He is Chairman of the Company’s Compensation Committee and a member of the Nominating and Corporate Governance Committee. Dr. Jones is Dean of the E. J. Ourso College of Business and Ourso Distinguished Professor of Business at Louisiana State University (LSU) from 2008 to 2012, and the incoming Dean of the Walton College of Business and holder of the Sam M. Walton Leadership Chair in Business at the University of Arkansas, effective July 1, 2012. Prior to joining LSU, he was on the faculty of the C.T. Bauer College of Business at the University of Houston, and served as a leader in the Program for Excellence in Selling from 1997 to 2007, Executive Director of the Program for Excellence in Selling from 2002 to 2007, and the founding Executive Director of the Sales Excellence Institute from 2004 to 2007 while serving as a Professor of Marketing from 2007 to 2008; an Associate Professor of Marketing from 2002 to 2007; and an Assistant Professor from 1997 until 2002. Also, he taught at Texas A&M University while in the doctoral program before joining the faculty of the University of Houston. Before becoming a professor, Dr. Jones worked in sales and sales management for three Fortune 100 companies: Quaker Oats, Nabisco and Frito-Lay. He received his Bachelor of Science degree in journalism in 1982, his MBA in 1986, and his Ph.D. in 1997 all from Texas A&M University.

Dr. Jones brings to the Board significant experience and cutting-edge knowledge and expertise. He is considered a “sales scientist” in that he conducts and publishes cutting-edge research in sales, sales management, marketing strategy, leadership and customer relationship management based on data from organizations world-wide, which are areas critical to the Company. Dr. Jones is able to draw upon his research to provide the Board with knowledge with respect to the Insperity sales force. Dr. Jones’ service as Dean of the E. J. Ourso College of Business and Ourso Distinguished Professor of Business at LSU demonstrates his leadership and broad-based business acumen.

Paul S. Lattanzio. Mr. Lattanzio, age 48, has been a Class III director of the Company since 1995. He is a member of the Company’s Finance, Risk Management and Audit Committee and the Nominating and Corporate Governance Committee. Mr. Lattanzio has been President of Star Avenue Capital, LLC since May 2010. Prior to that, he most recently served as a Senior Managing Director and head of Bear Growth Capital Partners, a private equity group, from July 2003 to January 2009. He served as a Managing Director for TD Capital Communications Partners (f/k/a Toronto Dominion Capital), a venture capital investment firm, from July 1999 until July 2002. From February 1998 to March 1999, he was a co-founder and Senior Managing Director of NMS Capital Management, LLC, a $600 million private equity fund affiliated with NationsBanc Montgomery Securities. Prior to NMS Capital, Mr. Lattanzio served in several positions with various affiliates of Bankers Trust New York Corporation for over 13 years, most recently as a Managing Director of BT Capital Partners, Inc. Mr. Lattanzio has experience in a variety of investment banking disciplines, including mergers and acquisitions, private placements and restructuring. Mr. Lattanzio received his Bachelor of Science in economics with honors from the University of Pennsylvania’s Wharton School of Business in 1984.

Mr. Lattanzio brings extensive financial and investment banking experience and business acumen to the Board. His broad experience with several investment firms and private equity groups, including his current experience as the president of Star Avenue Capital, LLC, brings an important perspective to the Board on issues concerning the Company’s strategic initiatives.

Gregory E. Petsch. Mr. Petsch, age 61, joined the Company as a Class I director in October 2002. He is Chairman of the Company’s Nominating and Corporate Governance Committee and a member of the Compensation Committee. Mr. Petsch retired from Compaq Computer Corporation in 1999 where he had held various positions since 1983, most recently as Senior Vice President of Worldwide Manufacturing and Quality beginning in 1991. Prior to joining Compaq, he worked for 10 years for Texas Instruments. Mr. Petsch serves or has served as a director, trustee or advisor of several private business, civic or charitable organizations. In 1992, Mr. Petsch was voted Manufacturing Executive of the Year by Upside Magazine, and from 1993 to 1995, he was nominated Who’s Who of Global Business Leaders. He is founder and President of Petsch Foundation, Inc. He earned a Bachelor of Business Technology degree from the University of Houston in 1978.

Mr. Petsch brings to the Board extensive operational expertise and business experience. His prior experience as a Senior Vice President of Worldwide Manufacturing and Quality, as well as his other positions with Compaq and Texas Instruments, provides the Board with additional insight into technology and business issues affecting the Company.

Richard G. Rawson. Mr. Rawson, age 63, President of the Company and the majority of its subsidiaries, is a Class III director and has been a director of the Company since 1989. He has been President since August 2003. Before being elected President, he served as Executive Vice President of Administration, Chief Financial Officer and Treasurer of the Company from February 1997 until August 2003. Prior to that, he served as Senior Vice President, Chief Financial Officer and Treasurer of the Company since 1989. Prior to joining the Company in 1989, Mr. Rawson served as a Senior

Financial Officer and Controller for several companies in the manufacturing and seismic data processing industries. He has served NAPEO as President, First Vice President, Second Vice President and Treasurer, as well as Chairman of the Accounting Practices Committee. Mr. Rawson has a Bachelor of Business Administration in finance from the University of Houston.

Mr. Rawson brings financial and operational experience to the Board. His lengthy service as president of the Company, as well as his prior service as chief financial officer and treasurer of the Company, provide in-depth knowledge and insight of Company operations and financial matters to the Board.

CORPORATE GOVERNANCE

Corporate Governance Guidelines

Insperity has adopted Corporate Governance Guidelines, which include guidelines for, among other things, director responsibilities, qualifications and independence. The Board continually monitors developments in corporate governance practices and regulatory changes and periodically assesses the adequacy of and modifies its Corporate Governance Guidelines and committee charters as warranted in light of such developments. You can access the Company’s Corporate Governance Guidelines in their entirety on the Company’s website at www.insperity.com in the Corporate Governance section under the Our Company tab in the About Us section.

On an annual basis, each director and executive officer is obligated to complete a questionnaire that requires disclosure of any transactions with the Company in which the director or executive officer, or any member of his or her immediate family, has a direct or indirect material interest.

Determinations of Director Independence

Under rules of the New York Stock Exchange, the Company must have a majority of independent directors. No board member qualifies as independent unless the Board affirmatively determines that the director has no material relationship with the Company (either directly or as a partner, stockholder or officer of an organization that has a relationship with the Company). In evaluating each director’s independence, the Board considered all relevant facts and circumstances, and relationships and transactions between each director, her or his family members or any business, charity or other entity in which the director has an interest on the one hand, and the Company, its affiliates, or the Company’s senior management on the other. As a result of this review, at its meeting held on February 21, 2012, the Board affirmatively determined that all of the Company’s directors are independent from the Company and its management, with the exception of Messrs. Sarvadi and Rawson, both of whom are members of the senior management of the Company.

The Board has considered what types of disclosure should be made relating to the process of determining director independence. To assist the Board in making disclosures regarding its determinations of independence, in 2004, the Board adopted categorical standards as contemplated under the listing standards of the New York Stock Exchange then in effect. Under the rules then in effect, relationships that were within the categorical standards were not required to be disclosed in the proxy statement and their impact on independence was not required to be separately discussed, although the categorical standards, by themselves, did not determine the independence of a particular director. The Board considers all relevant facts and circumstances in determining whether a director is independent. A relationship satisfies the categorical standards adopted by the Board if it:

•	is not a relationship that would preclude a determination of independence under Section 303A.02(b) of the New York Stock Exchange Listed Company Manual;

•

consists of charitable contributions made by Insperity to an organization where a director is an executive officer and does not exceed the greater of $1 million or 2% of the organization’s gross revenue in any of the last three years; and

•	is not required to be, and it is not otherwise, disclosed in Insperity’s annual proxy statement.

In the course of the Board’s determination regarding the independence of directors other than Messrs. Sarvadi and Rawson, it considered all transactions, relationships and arrangements in which such directors and Insperity were participants. In particular, with respect to each of the most recent three fiscal years, the Board evaluated, with respect to

Mr. Fields, Insperity’s provision of PEO-related services to companies owned by Mr. Fields and, with respect to Dr. Jones, its employment of Dr. Jones’ daughter. The Board has determined that these relationships are not material. In making this determination with respect to Mr. Fields, the Board considered the facts that his companies pay Insperity comprehensive service fees on the same basis as all other clients, and payments net of payroll costs made by his companies were less than 0.1% of Insperity’s revenues in each of the last three fiscal years. In making this determination with respect to Dr. Jones, the Board considered the position and salary of Dr. Jones’ daughter within the Company.

Selection of Nominees for the Board of Directors

Identifying Candidates

The Nominating and Corporate Governance Committee solicits ideas for potential candidates for membership on the Board from a number of sources including members of the Board, executive officers of the Company, individuals personally known to the members of the Board, and research. The Nominating and Corporate Governance Committee also has sole authority to select and compensate a third-party executive search firm to help identify candidates, if it deems advisable. In addition, the Nominating and Corporate Governance Committee will consider candidates for the Board submitted by stockholders. Any such submissions should include the candidate’s name and qualifications for Board membership and should be directed to the Corporate Secretary of Insperity at 19001 Crescent Springs Drive, Kingwood, Texas 77339. Although the Nominating and Corporate Governance Committee does not require the stockholder to submit any particular information regarding the qualifications of the stockholder’s candidate, the level of consideration that the Nominating and Corporate Governance Committee will give to the stockholder’s candidate will be commensurate with the quality and quantity of information about the candidate that the stockholder makes available to the Committee. The Nominating and Corporate Governance Committee will consider all candidates identified through the processes described above, and will evaluate each of them on the same basis.

In addition, the Bylaws of the Company permit stockholders to nominate directors for election at an annual stockholders meeting whether or not such nominee is submitted to and evaluated by the Nominating and Corporate Governance Committee. To nominate a director using this process, the stockholder must follow the procedures described under “Additional Information – Advance Notice Required for Stockholder Nominations and Proposals” on page 39 of this proxy statement.

Evaluating Candidates

Each candidate must meet certain minimum qualifications, including:

•	the ability to represent the interests of all stockholders of the Company and not just one particular constituency;

•	independence of thought and judgment;

•	the ability to dedicate sufficient time, energy and attention to the performance of her or his duties, taking into consideration the prospective nominee’s service on other public company boards; and

•

skills and expertise that are complementary to the existing Board members’ skills; in this regard, the Board will consider the Board’s need for operational, sales, management, financial, governmental or other relevant expertise.

In addition, the Nominating and Corporate Governance Committee considers other qualities that it may deem to be desirable from time to time, such as the extent to which the prospective nominee contributes to the diversity of the Board—with diversity being construed broadly to include a variety of perspectives, opinions, experiences and backgrounds. However, diversity is just one factor that the Nominating and Corporate Governance Committee may consider, and the Board does not have any particular policy with regard to diversity. The Nominating and Corporate Governance Committee may also consider the ability of the prospective nominee to work with the then-existing interpersonal dynamics of the Board and her or his ability to contribute to the collaborative culture among Board members.

Based on this initial evaluation, the Chairman of the Nominating and Corporate Governance Committee will determine whether to interview the nominee, and if warranted, will recommend that one or more members of the Nominating and Corporate Governance Committee, other members of the Board and senior management, as appropriate, interview the nominee in person or by telephone. After completing this evaluation and interview process, the Committee makes a recommendation to the full Board as to the persons who should be nominated by the Board, and the Board determines the nominees after considering the recommendation of the Nominating and Corporate Governance Committee.

Board of Directors Leadership

The Company does not have a policy with respect to whether the positions of Chairman of the Board (“Chairman”) and Chief Executive Officer (“CEO”) should be held by the same person or two separate individuals, and believes that it is in the best interest of the Company to consider that question from time to time in the context of succession planning. At this time, the Board believes that it is in the best interest of the Company and an appropriate leadership structure to have the CEO also serve as Chairman of the Board. Combining the CEO and Chairman roles provides an efficient and effective leadership model that promotes unambiguous accountability and alignment on corporate strategy. Mr. Sarvadi co-founded the Company in 1986 and has served as Chairman of the Board and CEO since 1989. The Board believes that Mr. Sarvadi’s intimate knowledge of the daily operations of and familiarity with the Company and industry put him in the best position to provide leadership to the Board on setting the agenda, emerging issues facing the Company and the PEO industry and strategic opportunities. Additionally, Mr. Sarvadi’s substantial financial stake in the Company creates a strong alignment of interests with the other stockholders. Mr. Sarvadi’s combined roles also ensure that a unified message is conveyed to stockholders, employees and clients.

Board of Directors’ Role in Risk Oversight

The Board is responsible for overseeing the Company’s overall risk profile and assisting management in addressing specific risks. The Company’s management has historically reviewed key risks with the Board and its committees. During 2010, at the direction of the Finance, Risk Management and Audit Committee, we engaged in an initiative to enhance the Company’s existing risk management processes by formally identifying and evaluating risks that may affect the Company’s ability to execute its corporate strategy and fulfill its business objectives. This effort was spearheaded by the establishment of an Enterprise Risk Management Steering Committee (“ERM Steering Committee”), which implemented a disciplined approach to identifying, documenting, evaluating, communicating, and monitoring enterprise risk management within the Company. The ERM Steering Committee is chaired by the Company’s chief financial officer and includes the Company’s general counsel, internal audit and other members of management. The ERM Steering Committee reports to the Board and the Company’s Chief Executive Officer. During 2011, the ERM Steering Committee completed a comprehensive identification and definition of the Company’s risks, including strategic, operational, financial, legal, regulatory and reputational risks. The ERM Steering Committee further identified mitigating factors associated with such risks, and prioritized the identified risks based upon the subjectively determined likelihood of the occurrence and the estimated resulting impact on the Company if the risk occurred. The ERM Steering Committee is charged with periodically reviewing with both the Finance, Risk Management and Audit Committee and the Board the Company’s overall risk profile, as well as any significant identified risks.

The Board executes its risk oversight function both directly and through its standing committees, each of which assists the Board in overseeing a part of the Company’s overall risk management. Throughout the year, the Board and each such committee spend a portion of their time reviewing and discussing specific risk factors, and risk assessments are part of all major decision making. The Board is kept informed of each committee’s risk oversight and related activities through regular reports from such committees. The Finance, Risk Management and Audit Committee is assigned primary responsibility for oversight of risk assessment with financial implications. In its periodic meetings with management, internal auditors and independent auditors, the Finance, Risk Management and Audit Committee reviews and monitors many factors relating to enterprise risk, including:

•	the financial affairs of the Company;

•	the integrity of the Company’s financial statements;

•	the independent auditor’s qualifications, independence and performance;

•	the performance of the personnel responsible for the Company’s internal audit function; and

•	the Company’s policies and procedures with respect to risk management.

The Compensation Committee has the primary responsibility to consider material risk factors relating to the Company’s compensation policies and practices. The Nominating & Corporate Governance Committee monitors governance and succession risks. As part of its review and approval of the Company’s capital budget, major acquisitions, material contracts, compensation and other similar matters, the Board retains ultimate authority over assessing the risks and their impacts on the Company’s business.

Code of Business Conduct and Ethics

The Board has adopted a Code of Business Conduct and Ethics (the “Code”), governing the conduct of the Company’s directors, officers and employees. The Code, which meets the requirements of Rule 303A.10 of the New York Stock Exchange Listed Company Manual and Item 406 of Regulation S-K, is intended to promote honest and ethical conduct, full, fair, accurate, timely and understandable disclosure in the Company’s public filings, compliance with laws and the prompt internal reporting of violations of the Code. You can access the Code on the Company’s website at www.insperity.com in the Corporate Governance section under the Our Company tab in the About Us section. Changes in and waivers to the Code for the Company’s directors, executive officers and certain senior financial officers will be posted on the Company’s Internet website within four business days of being approved and maintained for at least 12 months. If you wish to raise a question or concern or report a violation to the Finance, Risk Management and Audit Committee, you should go to www.ethicspoint.com or call the Ethicspoint toll-free hotline at 1-866-384-4277.

Stockholder Communications

Stockholders and other interested parties may communicate directly with the entire Board or the non-management directors as a group by sending an email to directors@insperity.com. In the subject line of the email, please specify whether the communication is addressed to the entire Board or to the non-management directors. Alternatively, you may mail your correspondence to the Board in care of the Corporate Secretary, 19001 Crescent Springs Drive, Kingwood, Texas 77339.

Unless any Director directs otherwise, communications received (via U.S. mail or email) will be reviewed by the Corporate Secretary who will exercise his discretion not to forward to the Board correspondence that is inappropriate such as business solicitations, frivolous communications and advertising, routine business matters (i.e., business inquiries, complaints, or suggestions), and personal grievances.

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

The Board of Directors

Directors are expected to attend all or substantially all Board meetings and meetings of the Committees of the Board on which they serve. Directors are also expected to spend the necessary time to discharge their responsibilities appropriately (including advance review of meeting materials) and to ensure that other existing or future commitments do not materially interfere with their responsibilities as members of the Board. The Board met four times in 2011. All of the members of the Board participated in more than 75% of the meetings of the Board and Committees of which they were members during the fiscal year ended December 31, 2011. The Board expects its members to attend the Annual Meeting of the Stockholders. Last year, six of the Company’s eight directors attended the Annual Meeting of the Stockholders.

Executive Sessions of the Board of Directors and the Presiding Director

The Company’s non-management directors, all of whom are also independent, hold executive sessions at which the Company’s management is not in attendance at regularly scheduled Board meetings. The Chairman of the Nominating and Corporate Governance Committee, currently Mr. Petsch, serves as presiding director at the executive sessions. In the absence of the Chairman, a majority of the members present at the executive session will appoint a member to preside at the meeting.

Committees of the Board of Directors

The Board has appointed three committees: the Finance, Risk Management and Audit Committee; the Compensation Committee; and the Nominating and Corporate Governance Committee. The charters for each of the three committees, which have been adopted by the Board, contain a detailed description of the respective committee’s duties and responsibilities and are available on the Company’s website at www.insperity.com in the Corporate Governance section under the Our Company tab in the About Us section.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee met four times in 2011. The members of the Nominating and Corporate Governance Committee are all of the non-management directors: Mr. Petsch, who serves as Chairman, and

Messrs. Brown, Fields, Lattanzio, and Young, and Dr. Jones. All members of the Nominating and Corporate Governance Committee are “independent” under the standards of the New York Stock Exchange. The Nominating and Corporate Governance Committee: (i) identifies individuals qualified to become Board members, consistent with the criteria for selection approved by the Board; (ii) recommends to the Board a slate of director nominees to be elected by the stockholders at the next annual meeting of stockholders and, when appropriate, director appointees to take office between annual meetings; (iii) develops and recommends to the Board a set of corporate governance guidelines for the Company; and (iv) oversees the evaluation of the Board.

Finance, Risk Management and Audit Committee

The Finance, Risk Management and Audit Committee met nine times in 2011. The members of this Committee are Mr. Young, who serves as Chairman, and Messrs. Lattanzio and Brown. All three members are “independent” under the standards of the New York Stock Exchange and Securities and Exchange Commission Regulations. In addition, the Board has determined that Mr. Young is an “audit committee financial expert” as such term is defined in Item 401(h) of Regulation S-K promulgated by the Securities and Exchange Commission. The Finance, Risk Management and Audit Committee assists the Board in fulfilling its responsibility to oversee the financial affairs, risk management, accounting and financial reporting processes, and audits of financial statements of the Company by reviewing and monitoring: (i) the financial affairs of the Company; (ii) the integrity of the Company’s financial statements and internal controls; (iii) the Company’s compliance with legal and regulatory requirements; (iv) the independent auditor’s qualifications and independence; (v) the performance of the personnel responsible for the Company’s internal audit function and the independent auditors; and (vi) the Company’s policies and procedures with respect to risk management, as well as other matters that may come before it as directed by the Board.

Compensation Committee

The Compensation Committee met five times in 2011. The members of the Compensation Committee are Dr. Jones, who serves as Chairman, and Messrs. Fields and Petsch. All three members are “independent” under the standards of the New York Stock Exchange. The Compensation Committee: (i) oversees and administers the Company’s compensation policies, plans and practices; (ii) reviews and discusses with management the Compensation Discussion and Analysis required by Securities and Exchange Commission Regulation S-K, Item 402; and (iii) prepares the annual report required by the rules of the Securities and Exchange Commission on executive compensation for inclusion in the Company’s annual report or proxy statement for the annual meeting of stockholders. To carry out these purposes, the Compensation Committee: (i) evaluates the performance of and determines the compensation for senior management, taking into consideration recommendations made by the Chief Executive Officer; (ii) administers the Company’s compensation programs; and (iii) performs such other duties as may from time to time be directed by the Board.

The Compensation Committee may form and delegate authority to subcommittees as it deems appropriate. Pursuant to the terms of the Insperity, Inc. 2001 Incentive Plan (the “Incentive Plan”) and the proposed Insperity, Inc. 2012 Incentive Plan (the “2012 Incentive Plan”), the Board or the Compensation Committee may delegate the Compensation Committee’s authority under the Incentive Plan to the Chairman of the Board or a committee of one or more Board members, respectively, pursuant to such conditions and limitations as each may establish, except that neither may delegate to any person the authority to make awards, or take other action, under the Incentive Plan or the 2012 Incentive Plan with respect to participants who may be subject to Section 16 of the Securities Exchange Act of 1934, as amended.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Summary

In this section we describe our compensation philosophy, objectives and strategies and the underlying elements of our compensation programs. Insperity has had a long-standing objective of linking executive compensation to performance and our 2011 compensation packages for executives continued in this spirit, reflecting changes in economic conditions both within and outside of the Company. We continually review our executive compensation practices for alignment with Company values, long-term stockholder interests and continued growth of the Company.

Stockholder Advisory Votes

At our 2011 Annual Meeting, the stockholders approved, in a non-binding advisory vote, the compensation of the Company’s named executive officers. The Compensation Committee values the opinions expressed by our stockholders in their vote and considered the vote outcome when it made compensation decisions for the executive officers for fiscal year 2012. After considering the results of the stockholder advisory vote and other factors, the Compensation Committee did make some changes in our compensation policies by implementing stock ownership guidelines and eliminating the tax gross-up on air travel for the Chief Executive Officer as discussed below.

At the same Annual Meeting, the stockholders, on an advisory basis, voted in favor of an annual advisory vote on the frequency of holding future votes to approve the compensation of the Company’s named executive officers. In accordance with the stockholders’ preference, the Company’s Board has determined that the Company will hold an advisory vote on executive compensation every year. Proposal No. 3 in this proxy statement contains the resolution and supporting materials with respect to this year’s advisory vote on executive compensation.

Compensation Philosophy

Insperity’s overall compensation philosophy is pay-for-performance. A substantial portion of each executive officer’s total compensation package consists of a long-term incentive component and a variable compensation component, with a goal of aligning the interests of the executive officers with those of the stockholders by tying executive compensation to our performance and stock price. In order to remain competitive with the market, total compensation also includes a stable base salary, as well as an element of supplemental benefits and perquisites. We believe this combination of compensation elements supports our pay-for-performance philosophy.

Compensation Objectives

We are committed to attracting, motivating, retaining and encouraging long-term employment of individuals with a demonstrated commitment to integrity and exemplary personal standards of performance. Our culture is based upon the value of and respect for each individual, encouraging personal and professional growth, rewarding outstanding individual and corporate performance and achieving excellence through a high-energy, fun work environment. We are convinced these elements contribute to our vision of being an “employer of choice,” which increases our value and potential for clients, employees, stockholders, and the communities where we live and work.

Our compensation objectives for executives are based on the same principles that we employ in establishing all of our compensation programs. For executives, our compensation programs are designed to:

•	attract and retain key executive officers responsible for our success; and

•	motivate management both to achieve short-term business goals and to enhance long-term stockholder value through our “pay-for-performance” philosophy.

To accomplish these goals, we adhere to the compensation strategies discussed below.

Compensation Strategies & Risk

•

We have established and strive to maintain a performance-driven culture that generates growth by recognizing and rewarding employees who believe in their own ability to reach and exceed the Company’s business objectives.

•

As part of our competitive compensation program, our base salary system compensates employees based upon job responsibilities, level of experience, individual performance, comparisons to the market, internal comparisons and other relevant factors.

•

We provide incentive compensation to recognize and reward individual, departmental and corporate performance through a variable pay component that is equitable to both employees and stockholders, encourages leadership of departmental units and directly supports our business objectives. As employees progress to higher levels in our Company, an increasing proportion of their compensation is linked to Company-wide and departmental performance.

•	We have created a strong alignment of interests among executive officers, employees and stockholders through the use of long-term equity incentive compensation opportunities.

•	We provide a competitive benefits package at the best achievable value to the Company that recognizes and encourages work-life balance and fosters a career commitment to Insperity.

•

The Company conducted an assessment of our compensation programs and determined that there are no risks arising from our compensation programs that are reasonably likely to have a material adverse affect on the Company.

Elements of Compensation

The annual compensation package for executive officers consists of:

•	an annual base salary payable in cash;

•	variable cash compensation, which is targeted as a percentage of base pay;

•	long-term equity incentive compensation; and

•	supplemental and special benefits, including management perquisites.

Each of these elements is described below.

Role of Executive Officers and Outside Consultants in Compensation Decisions

The recommendations of the Chief Executive Officer play a significant role in the compensation-setting process. On an annual basis, our Chief Executive Officer reviews the performance of each of our other executive officers and presents to the Compensation Committee his recommendations for each executive’s compensation, including salary adjustments, incentive awards and equity award amounts. The Compensation Committee, however, has discretion to modify recommended adjustments or awards to executives. Compensation Committee meetings typically have included, for all or a portion of each meeting, not only the Committee members but also our Chief Executive Officer. The Compensation Committee meets in executive session without management present when discussing and determining the compensation of the Chief Executive Officer. In addition, the Compensation Committee evaluates the performance of the Chief Executive Officer at least annually. The Compensation Committee makes all final compensation decisions for each of our executive officers, including the Chief Executive Officer.

At the direction of the Compensation Committee, we periodically conduct an executive compensation study that compares each executive officer’s compensation to market data for similar positions. The Compensation Committee determines whether the study is to be performed internally by Insperity or by an outside consulting firm that is directly engaged by the Compensation Committee. The Compensation Committee’s charter provides that it has the sole authority to retain and terminate any compensation consultant to assist in maintaining compensation practices in alignment with our compensation goals. While we believe that using outside consultants is an efficient way to keep current regarding competitive compensation practices, we do not believe that we should accord undue weight to the advice of such consultants. Accordingly, the Compensation Committee does not target our executives’ pay to any particular level (such as a target percentile) of comparative market data contained in executive compensation studies. However, such data are considered by the Compensation Committee in meeting our compensation program objectives as described above.

Determination of Compensation Amounts and Formulas

The Compensation Committee has periodically engaged Pearl Meyer & Partners (“Pearl Meyer”) to conduct executive compensation studies. Pearl Meyer does not receive remuneration from the Company, directly or indirectly, other than for advisory services rendered to, or at the direction of, the Compensation Committee or the Board. In January 2011, Pearl Meyer was engaged to conduct an executive compensation study (“2011 Study”) as part of the process of determining 2011 compensation. Prior to the 2011 engagement, Pearl Meyer last presented a study to the Compensation Committee in January 2009.

In connection with the 2011 Study, Pearl Meyer identified a peer group consisting of publicly traded companies that provide human resources and other business products and services and whose average trailing twelve months of sales revenue equated to $2 billion (the “Compensation Peer Group”). The selection process for the Compensation Peer Group took into account multiple factors, including: industry (with an emphasis on outsourced human resources services), comparable revenue range, comparability in terms of complexity and business risk, and the extent to which each company may compete with Insperity for executive talent. The Compensation Peer Group is periodically reviewed and may be modified based on these and other relevant criteria. The Compensation Peer Group utilized in the 2011 Study included: Automatic Data Processing, Inc., CBIZ, Inc., Cognizant Technology Solutions Corporation, Convergys Corporation, Concur Technologies, Inc., Genpact Limited, Korn/Ferry International, Paychex, Inc., Resources Connection, Inc., salesforce.com, inc., SFN Group, Inc., Towers Watson & Company and The Ultimate Software Group, Inc. A total of five companies were replaced from the prior Compensation Peer Group due to these companies merging with or being acquired by other companies.

The Pearl Meyer 2011 Study examined market compensation data for executive positions based on a combination of proxy data of the Compensation Peer Group, benchmark position compensation survey data and the results of an internal evaluation and ranking process. Survey sources included Pearl Meyer’s proprietary general executive compensation databases and other independent surveys. In addition to proxy and survey data, Pearl Meyer employed an executive ranking process to align jobs based upon internal equity or the value of positions.

In addition to comparative market data, internal factors are also an important consideration when determining each executive officer’s compensation. These factors include:

•	the executive officer’s performance review conducted by either the Compensation Committee (for the Chief Executive Officer) or the Chief Executive Officer (for all other executive officers);

•	the Chief Executive Officer’s recommendations;

•	the executive officer’s tenure with the Company, industry experience and ability to influence stockholder value; and

•	the importance of the executive officer’s position to the Company in relation to the other executive officer positions within the Company.

Compensation History and Mix

When reviewing and setting compensation for executive officers, the Compensation Committee also reviewed tally sheets setting forth all components of compensation for each executive officer for the previous two years. The tally sheets included dollar values for the two previous years’ salary, cash incentive awards, perquisites (cash and in-kind), long-term stock-based awards, benefits and dividends paid on unvested long-term stock-based awards. Tally sheets were used to assist the Committee in determining current compensation decisions in view of executives’ historical and cumulative pay.

Base Salary1

Base salary is intended to provide stable annual compensation to attract and retain talented executive officers. Typically, changes in base salary for each executive officer are determined based upon external market comparisons in compensation studies and the internal factors described above. Annual performance appraisals are completed through our talent management system, which evaluates the executive officer’s annual performance based on pre-established competencies and the achievement of specific individual performance goals that were established during the first quarter of the year. Competencies for executive officers included generating revenue, mobilizing talent, personal and professional development, effectiveness in running the business, servant leadership and setting the course of the business. Annual adjustments to base salary are based upon the annual performance evaluation, market data and other relevant considerations.

After the Company deferred merit salary increases in 2009 and 2010, strong Company performance and improving economic conditions permitted the Company to award merit salary increases during the first quarter of 2011. Merit salary increases during 2011 for the executive officers were as follows:

	2010 Base Salary	2011 Base Salary	2011 Increase
Chief Executive Officer and Chairman of the Board	$683,800	$766,000	12.0%
Chief Financial Officer, SVP of Finance and Treasurer	$300,000	$330,000	10.0%
President	$398,000	$422,000	6.0%
Chief Operating Officer and EVP of Client Services	$398,000	$422,000	6.0%
EVP of Sales & Marketing	$363,000	$393,000	8.3%

The average salary increase for the above executive officers in 2011 was 8.5%. The increases in base salary were based on the annual performance reviews, the findings of the 2011 Compensation Study conducted by Pearl Meyer and other factors deemed relevant by the Compensation Committee.

Variable Compensation2

We believe that variable cash compensation is a key element of the total compensation of each executive officer. Such compensation embodies our pay-for-performance philosophy whereby a significant portion of executive compensation is at risk and tied to corporate, departmental and individual performance. Variable compensation for all executive officers, as well as most other employees, is paid through the Insperity Annual Incentive Plan (“IAIP”), a non-equity incentive program under the stockholder approved Insperity, Inc. 2001 Incentive Plan, as amended (see page 19). The IAIP is intended to link executive officers’ compensation to the Company’s overall performance, as well as to each of their individual performance and the performance of the departments under each of their supervision. During the first quarter of 2011, the Compensation Committee established a target bonus, stated as a percentage of base salary, for each executive officer. The ultimate IAIP bonus awarded to each executive officer was based upon the formulas, factors and components discussed below.

Target Bonus Percentage

The Compensation Committee approved the target bonus percentage for each executive officer based on the Chief Executive Officer’s recommendations. His recommendations took into account the executive officer’s level of responsibility, market conditions and internal equity considerations. Because executive officers are in a position to directly influence the overall performance of the Company, and in alignment with our highly-leveraged pay-for-performance philosophy, we believe that a significant portion of their total cash compensation should be at risk. Therefore, most executive officers were granted a target bonus percentage equal to their base salary. The Chief Executive Officer, the individual with the greatest overall responsibility for Company performance, was granted a larger incentive opportunity in comparison to his base salary in order to weight his overall pay mix even more heavily towards performance-based compensation. The Chief Financial Officer, who had less responsibility for overall Company operating performance relative to other executive officers, was granted a smaller incentive opportunity in comparison to his base salary in order to weight his overall pay mix less heavily towards performance-based compensation. For 2011, the Compensation Committee set a target for variable compensation that was computed as a percentage of each executive officer’s base salary as follows:

[1]	See “Salary” included in the Summary Compensation Table on page 23 of this proxy statement.
[2]

See “Non-Equity Incentive Plan Compensation” included in the Summary Compensation Table on page 23. In addition, see “Estimated Possible Payouts Under Non-Equity Incentive Plan Awards” in the Grants of Plan-Based Awards Table on page 24.

Target Bonus Percentage under IAIP
Chief Executive Officer and Chairman of the Board	120%
Chief Financial Officer, SVP of Finance and Treasurer	80%
President	100%
Chief Operating Officer and EVP of Client Services	100%
EVP of Sales & Marketing	100%

Calculation and Weighting of Performance Components

For 2011, the targeted variable compensation under the IAIP for the Chief Executive Officer was based on corporate and individual performance components and for all other executive officers was based on corporate, departmental and individual performance components. As described in further detail below, corporate performance goals for 2011 were based on operating income per worksite employee per month (OIPE), adjacent business unit total revenue (ABU Revenue), and number of paid worksite employees (NPWE). For the Chief Executive Officer, variable compensation was heavily weighted toward corporate performance to align his IAIP bonus with Company-wide performance. For all executive officers, 20% was weighted toward individual performance to reflect their individual performance during the year, as determined through the annual performance appraisal process as discussed above. A departmental component was included in the IAIP bonus of each executive officer (other than the Chief Executive Officer) to encourage him to provide effective leadership to the departments under his supervision, as well as to align the interests of the executive with those of the employees that he supervises. Each performance component is determined separately and is not dependent on the other components, except that if an executive officer’s individual performance rating is below the threshold, then he receives no IAIP bonus, regardless of corporate and departmental performance. Each executive officer’s IAIP bonus is the sum of the result of each performance component.

Each performance component was designated a weighting for each executive officer as follows:

	Corporate Performance
	OIPE	ABU Revenue	NPWE	Departmental	Individual
Chief Executive Officer and Chairman of the Board	28.0%	20.0%	32.0%	0%	20.0%
Chief Financial Officer, SVP of Finance and Treasurer	17.5%	12.5%	20.0%	30.0%	20.0%
President	21.0%	15.0%	24.0%	20.0%	20.0%
Chief Operating Officer and EVP of Client Services	21.0%	15.0%	24.0%	20.0%	20.0%
EVP of Sales & Marketing	21.0%	15.0%	24.0%	20.0%	20.0%

OIPE Corporate Component

For the last several years, we have chosen operating income per worksite employee as one of the metrics for measuring corporate performance because we believe it is a key indicator of our overall productivity; effective management of pricing, direct costs and operating expenses; and ability to grow the business while favorably balancing profitability. We also believe that this metric reflects the combined contribution of all departments and encourages collaboration across the organization because each department within the Company can have a direct impact on corporate performance as measured according to this metric. The formula for measuring the OIPE corporate performance component of the IAIP bonus for each executive officer was determined as follows:

Annual Salary ($)	X	Target Bonus (%)	X	Individual Weighting of OIPE Corporate Component (%)	X	OIPE Corporate Performance Modifier (50%-200%)	=	OIPE Corporate Component Payout ($)

The OIPE Corporate Performance Modifier was determined as follows:

Performance Level	2011 OIPE	OIPE Corporate Performance Modifier
Below Threshold	Less than $38	0%
Threshold	$38	50%
Target	$42	100%
Stretch Goal	$46	150%
Maximum	$50	200%

If 2011 OIPE (excluding total incentive compensation expense and operating expenses related to acquisition activity) was below the threshold, the OIPE Corporate Performance Modifier was 0%, resulting in an OIPE corporate component payout of $0. The OIPE Corporate Performance Modifier would be interpolated if actual performance fell in between the threshold, target, stretch goal or maximum performance level.

The Company’s 2011 OIPE, less incentive compensation expense, was $50. Based on this performance, the Compensation Committee approved an OIPE Corporate Performance Modifier of 200%.

ABU Revenue Corporate Component

In 2011, we chose ABU Revenue as a separate corporate performance goal for targeted variable compensation under the IAIP. We believe that this goal is an important component to continued execution of our strategy to expand the number of business performance improvement services used by our current and prospective client base. The Company further believes that providing appropriate incentives and rewards in this regard will foster creative thinking and collaborative cross-selling, lead to development of additional business performance improvement sales and services, and help create value for our stockholders.

The formula for measuring the ABU Revenue corporate performance component of the IAIP bonus for each executive officer was determined as follows:

Annual Salary ($)	X	Target Bonus (%)	X	Individual Weighting of ABU Revenue Corporate Component (%)	X	ABU Revenue Corporate Performance Modifier (50%-200%)	=	ABU Revenue Corporate Component Payout ($)

The ABU Revenue Corporate Performance Modifier was determined as follows:

Performance Level	ABU Revenue (in millions)	ABU Revenue Corporate Performance Modifier
Below Threshold	Less than $32.2	0%
Threshold	$32.2	50%
Target	$33.9	100%
Stretch Goal	$35.5	150%
Maximum	$37.2	200%

If 2011 ABU Revenue was below the threshold, the ABU Revenue Corporate Performance Modifier was 0%, resulting in an ABU Revenue Corporate Component payout of $0. The ABU Revenue Corporate Performance Modifier would be interpolated if actual performance fell in between the threshold, target, stretch target or maximum performance levels. For purposes of determining the ABU Revenue corporate performance goal, all revenue generated by the adjacent business units during 2011 (including $8.6 million in intercompany allocations of PEO revenue to certain ABUs), was included in revenue.

The Company’s 2011 ABU Revenue was $32.2 million. Based on this performance, the Compensation Committee approved an ABU Revenue Corporate Performance Modifier of 50% for each executive officer.

NPWE Corporate Component

We also chose the number of paid worksite employees (in addition to OIPE and ABU Revenue) as a measure of corporate performance in order to focus all of our employees on growing our business. The number of paid worksite employees is a key metric for measuring the success of our sales operations and client retention efforts and is a significant driver in our Company’s overall growth and performance. This performance goal also encouraged collaboration among all employees Company-wide to increase the number of paid worksite employees.

The formula for measuring the NPWE corporate performance component of the IAIP bonus for each executive officer was determined as follows:

Annual Salary ($)	X	Target Bonus (%)	X	Individual Weighting of NPWE Corporate Component (%)	X	NPWE Corporate Performance Modifier (50%-200%)	=	NPWE Corporate Component Payout ($)

The Company paid 112,500 worksite employees in January 2011. The NPWE corporate component of IAIP bonuses was based on increasing the number of paid worksite employees in January 2012, which would reflect the net impact of sales and client retention during 2011, including the results of our annual Fall Sales Campaign and significant year-end client renewal period.

The NPWE Corporate Performance Modifier was determined as follows:

Performance Level	Worksite Employees Paid in January 2012	NPWE Corporate Performance Modifier
Below Threshold	Less than 122,500	0%
Threshold	122,500	50%
Target	124,000	100%
Stretch Goal	125,500	150%
Maximum	127,000	200%

If the number of worksite employees paid in January 2012 was below the threshold, the NPWE Corporate Performance Modifier was 0%, resulting in a NPWE corporate component payout of $0. The NPWE Corporate Performance Modifier would be interpolated if actual performance fell in between the threshold, target, stretch goal or maximum performance level.

The number of worksite employees paid in January 2012 fell below the threshold. Based on this performance, the Compensation Committee approved a NPWE Corporate Performance Modifier of 0%.

Departmental Component

The formula for measuring the departmental performance component of the IAIP bonus for each executive officer (other than the Chief Executive Officer who has no departmental component included in his IAIP bonus) was as follows:

Annual Salary ($)	X	Target Bonus (%)	X	Individual Weighting of Departmental Component (%)	X	Departmental Performance Modifier (50%-100%)	=	Departmental Component Payout ($)

The Departmental Performance Modifier for all executive officers ranged from 50% (threshold) to 100% (target) based on the achievement of departmental goals. As part of our continued focus on managing operating expenses, we did not include a stretch goal or maximum performance level for 2011; therefore, the target level also constituted the maximum level achievable for IAIP bonus purposes. If departmental performance was below the threshold, the Departmental Performance Modifier was 0%, resulting in a departmental component payout of $0. The goals were developed by each department and were designed to encourage employees to work together to continue making business improvements and to increase efficiency, productivity and collaboration across the organization. All departmental goals were approved by the Chief Executive Officer during the first quarter of 2011. The nature of the departmental goals and objectives for each executive officer was as follows:

Nature of Goals and Objectives

Chief Financial Officer, SVP of Finance and Treasurer	Effective expense management of the Insperity rebranding project and other operating expenses; implementation of adjacent business unit financial reporting; quality of internal controls; and successful credit management efforts.

President	Effective client pricing and renewal activities; effective operating expense management; successful negotiation of certain insurance policies; successful implementation of certain pricing initiatives; and development of new service and package offerings for clients.

Chief Operating Officer and EVP of Client Services	Effective client satisfaction and retention; successful implementation of the Insperity rebranding project; implementation of information technology initiatives; and successful client penetration by certain adjacent business units.

EVP of Sales & Marketing	Effective marketing initiatives; successful implementation of the Insperity rebranding project; successful new sales results; effective client satisfaction; and Company community involvement.

In light of the Chief Executive Officer’s assessment of the executive officers’ performance against the achievement of their departmental goals, the average Departmental Performance Modifier for the executive officers in 2011 was 92%.

Individual Component

The formula for measuring the individual performance component of the IAIP bonus for each executive officer was as follows:

Annual Salary ($)	X	Target Bonus (%)	X	Weighting of Individual Component (%)	X	Individual Performance Modifier (50%- 150%)	=	Individual Component Payout ($)

The Individual Performance Modifier for all executive officers ranged from 50% to 150% based on the executive officer’s individual performance rating resulting from the annual performance appraisal process, as described on page 15 under “Base Salary.” Based on the executives’ individual performance ratings, the average Individual Performance Modifier for the executive officers was 135%.

The Compensation Committee reserves the right to pay discretionary bonuses to executive officers outside of the IAIP. While the Committee may exercise such discretion in appropriate circumstances, no executive officer has a guaranteed right to a discretionary bonus as a substitute for a performance-based bonus under the IAIP in the event that performance targets are not met. During 2011, no discretionary bonuses were awarded to executive officers.

Long-term Incentive Compensation

Long-term equity incentives align the interests of the executive officers with those of the stockholders. We believe that long-term incentives enhance retention while rewarding executive officers for their service. Long-term incentive compensation is awarded under the stockholder-approved Insperity, Inc. 2001 Incentive Plan, as amended (“Incentive Plan”). The objectives of the Incentive Plan are:

•	to provide incentives to attract and retain persons with training, experience and ability to serve as our employees;

•	to promote the interests of the Company by encouraging employees to acquire or increase their equity interest in the Company;

•	to provide a means whereby employees may develop a sense of proprietorship and personal involvement in the development and financial success of the Company; and

•	to encourage employees to remain with and devote their best efforts to the business of the Company, thereby advancing the interests of the Company and its stockholders.

Awards granted under the Incentive Plan have historically been made in the form of stock options or restricted stock. The Incentive Plan does not require a holding period for stock options, restricted stock or other awards, beyond the vesting date provided for in the award agreement. Pursuant to the terms of the Incentive Plan, future awards may include phantom shares, performance units, bonus stock or other incentive awards. We may periodically grant new stock options, restricted stock, or other long-term incentives to provide continuing incentive for future performance. The award size and recipients of awards are determined by the degree to which a particular position in the Company has the ability to influence stockholder value.

In recent years, we have awarded restricted stock rather than stock options. We believe the current accounting treatment of restricted stock more closely reflects the economic value of the award to the employees as compared to that of stock options. We anticipate continuing to utilize restricted stock with a three-year vesting schedule with no additional holding period required beyond the vesting date. The awards are valued using the closing price of the Company’s stock on the grant date.

In February 2011, the Chief Executive Officer presented to the Compensation Committee his recommendations for awards of restricted stock for the other executive officers. His recommendations as to the amount of awards to be granted were based on a number of factors, including the performance of each executive officer, the importance of each executive officer’s role in the Company’s future business operations, equity pay practices of competitor companies, annual expense to the Company of equity awards and the Company’s own past practices in granting equity awards. The Compensation Committee then determined and approved the awards for the executive officers, including the Chief Executive Officer, based upon the above noted factors.1

Under the terms of the Incentive Plan, all conditions and/or restrictions that must be met with respect to vesting or exercisability of an award immediately lapse upon a “change in control” of the Company as defined under the Incentive Plan.

We have no program, plan or practice to time the grant of stock-based awards in coordination with the release of material non-public information. All equity grants to executive officers are approved solely by the Compensation Committee or the independent directors at regularly scheduled meetings, or in limited cases involving key recruits or promotions, by a special meeting or unanimous written consent. If an award is made at a meeting, the grant date is the meeting date or a fixed, future date specified at the time of the grant, such as the first business day of a subsequent calendar month or the date that the grant recipient commences employment. If an award is approved by unanimous written consent, the grant date is a fixed, future date on or after the date the consent is effective under applicable corporate law (or, if later, the date the grant recipient starts employment), and the exercise price, in the case of a stock option, is the closing price of Company stock on such date. Under the terms of the Incentive Plan, the exercise price of stock options cannot be less than the closing price of Company stock on the date of grant.

Supplemental and Special Benefits, Including Management Perquisites2

Executive compensation also includes supplemental benefits and a limited number of perquisites that enhance our ability to attract and retain talented executive officers in today’s market. We believe that perquisites assist in the operation of business, allowing executive officers more time to focus on business objectives. Supplemental benefits and perquisites include the following:

401(k) Benefits

We do not provide pension arrangements, post-retirement health coverage or nonqualified defined contribution or other deferred compensation plans for our executive officers. Our executive officers are eligible to participate in Insperity’s corporate 401(k) plan. Each payroll period, we contribute on behalf of each participant a matching contribution equal to

[1]	See “Stock Awards” included in the Summary Compensation Table on page 23. In addition, see “All Other Stock Awards” included in the Grants of Plan-Based Awards Table on page 24.
[2]	See “All Other Compensation” included in the Summary Compensation Table on page 23.

50% of the first 6% of compensation contributed by the participant to the plan as elective deferrals (subject to applicable limitations under the Internal Revenue Code). All of our executive officers participated in the Insperity 401(k) plan during 2011 and received matching contributions, which are included under the caption “All Other Compensation” in the Summary Compensation Table on page 23.

Employee Stock Purchase Plan

The Company maintains an Employee Stock Purchase Plan (“ESPP”) which is intended to qualify for favorable tax treatment under Section 423 of the Internal Revenue Code. All employees, including executive officers (other than 5% owners of the Company), are eligible to participate in the ESPP. Under the ESPP, employees may purchase shares of Company stock through payroll deductions at a discount currently set at 5% of market value. The offering periods under the ESPP are limited to three or six months in duration. Employees are limited to a maximum payroll deduction of up to a specified percentage of eligible compensation and may not purchase more than $25,000 in shares each calendar year under the ESPP.

Automobile

We provide automobiles to executive officers for both business and personal use. The executive officers are taxed for their personal use of the automobile.

Supplemental Executive Disability Income Plan

We maintain a supplemental executive disability income plan for executive officers and a small group of upper management employees. The supplemental executive disability income plan targets replacement of 80% of total cash compensation up to $20,000 per month. The plan recognizes the significant variable pay at the senior levels in the Company and the benefit limitations of our basic long-term disability plan, which provides replacement of 60% of base salary only up to $10,000 per month.

Executive Wellness Plan

We offer an Executive Wellness Plan to the executive officers to assist them in maintaining their health. The plan pays up to $2,000 each year for wellness services, which allow the executive officers an opportunity to have a clear understanding of their current physical condition, risk factors, and ways to improve their health.

Chairman’s Trip

An annual Chairman’s Trip is held for employees recognized during the year for their outstanding service, and for sales representatives meeting a certain sales target. We believe executive officers should be part of the trip to recognize these outstanding employees of the Company. Therefore, we provide the opportunity for all executive officers and their spouses to attend the Chairman’s Trip. We pay the associated income taxes related to the trip on behalf of the employees and the executive officers.

Club Membership

We pay country club memberships for executive officers. We believe club memberships provide an opportunity to build business and client relationships while also promoting a healthy lifestyle for each executive officer. Executive officers are taxed on membership dues.

Aircraft

We provide access to the Company-owned aircraft to the Chief Executive Officer, the President, the Chief Operating Officer, and the Executive Vice President of Sales and Marketing for personal use. These individuals are required to reimburse the Company for the incremental cost associated with their personal use of the aircraft. The incremental cost is calculated by multiplying the number of hours of personal use by the average incremental cost per hour. The Chief Executive Officer is not required to reimburse the Company for commuting between his residence in north Texas and the Company’s headquarters in Houston, Texas and certain other travel.1 We think that the Chief Executive Officer’s access to Company-owned aircraft under these circumstances greatly enhances his productivity and work-life balance given

[1]	The associated incremental cost of personal travel is reflected in “All Other Compensation” included in the Summary Compensation Table on page 23.

the demands of his position and outweighs the expense of such travel to the Company. Historically, the Company has paid the taxes on such travel; however, for flights beginning on or after January 1, 2012, the Company has discontinued paying these taxes on behalf of the Chief Executive Officer.

Other Personal Benefits

Periodically, executive officers and other employees attend Company-related activities, such as professional sporting events or out-of-town business meetings and events, for which the Company incurs travel and other event-related expenses. Such events may include the spouses of the executives. We pay the associated income taxes related to these Company-related activities on behalf of executive officers and other employees.

Other Policies

Stock Ownership Guidelines

To further align the interests of the Chief Executive Officer and non-employee Directors with those of our stockholders, in February 2012, the Board adopted stock ownership guidelines for the Company. The stock ownership guidelines provide that the Chief Executive Officer is required to own three times his annual base salary in Company common stock and all non-employee Directors are required to own three times their annual cash retainer in Company common stock. Stock ownership includes direct stock ownership but does not include unvested stock awards or unexercised stock options. The stock ownership level will be calculated annually and each individual has five years to meet the ownership requirements. The Chief Executive Officer is already in compliance and the non-employee Directors are already or are on track to be in compliance within the applicable time period.

Employment Agreements, Post-Employment and Change in Control Compensation

Our executive officers are employed at will and none have an employment agreement. In 2011, no executive officers departed from the Company. We do not provide the executive officers with any kind of contractual severance or change in control benefits other than vesting of long-term equity awards upon a change in control, which is a standard feature in all of our long-term equity awards granted under the Incentive Plan.

Deductibility of Compensation

Section 162(m) of the Internal Revenue Code of 1986 imposes a $1 million limit on the amount that a public company may deduct for compensation paid to the Company’s principal executive officer or any of the Company’s three other most highly compensated executive officers employed as of the end of the year (other than the principal executive officer or the principal financial officer). This limitation does not apply to compensation that is paid only if the executive’s performance meets pre-established objective goals based on performance criteria approved by stockholders. We strive to take action, where possible and considered appropriate, to preserve the deductibility of compensation paid to the Company’s executive officers. We have also awarded compensation that might not be fully tax deductible when such grants were nonetheless in the best interest of the Company and its stockholders. Subject to the requirements of Section 162(m), the Company generally will be entitled to take tax deductions relating to compensation that is performance-based, which may include cash incentives, stock options and other performance-based awards.

COMPENSATION COMMITTEE REPORT

We have reviewed and discussed the Compensation Discussion and Analysis contained in this proxy statement with management. Based on such review, we recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement for filing with the Securities and Exchange Commission.

The foregoing report is provided by the following directors, who constitute the Compensation Committee:

COMPENSATION COMMITTEE

Eli Jones, Chairman Jack M. Fields, Jr. Gregory E. Petsch

SUMMARY COMPENSATION TABLE

The table below summarizes the total compensation paid or earned by the Company’s Chief Executive Officer, Chief Financial Officer and each of the three other most highly compensated executive officers of the Company (collectively the “Named Executive Officers” or “NEOs”) for services rendered in all capacities to the Company during 2011, 2010 and 2009. The Company has not entered into any employment agreements with any of the NEOs.

The compensation plans under which the grants in the following tables were made are generally described in the Compensation Discussion and Analysis beginning on page 12 of this proxy statement, and include the IAIP, a non-equity incentive plan, and the Incentive Plan, which provides for, among other things, restricted stock grants.

Name and Principal Position	Year	Salary ($)	Stock Awards ($) [1]	Non- Equity Incentive Plan Compen- sation ($)[2]	All Other Compensation ($) [3]	Total ($)
Paul J. Sarvadi, CEO and Chairman of the Board	2011 2010 2009	766,000 683,800 683,800	1,236,900 782,000 580,160	858,824 1,312,896 557,981	416,193 435,017 421,637	3,277,917 3,213,713 2,243,578

Douglas S. Sharp Chief Financial Officer, SVP of Finance and Treasurer	2011 2010 2009	330,000 300,000 300,000	530,100 476,000 414,400	255,753 331,800 189,600	55,574 51,377 76,111	1,171,427 1,159,177 980,111

Richard G. Rawson President	2011 2010 2009	422,000 398,000 398,000	795,150 595,000 518,000	396,138 583,070 290,540	177,685 160,192 174,563	1,790,973 1,736,262 1,381,103

A. Steve Arizpe Chief Operating Officer, EVP of Client Services	2011 2010 2009	422,000 398,000 398,000	795,150 595,000 518,000	389,445 579,886 296,908	125,920 111,039 166,566	1,732,515 1,683,925 1,379,474

Jay E. Mincks EVP of Sales & Marketing	2011 2010 2009	393,000 363,000 363,000	795,150 595,000 518,000	360,810 494,769 225,786	89,867 99,556 116,727	1,638,827 1,552,325 1,223,513

[1]

The amounts in this column represent the aggregate grant date fair value of restricted stock granted in the year indicated. For additional information, refer to Note 9, “Incentive Plans,” in the Notes to Consolidated Financial Statements included in Insperity's Annual Report on Form 10-K for the year ended December 31, 2011 filed with the SEC on February 14, 2012. See the Grants of Plan-Based Awards Table on page 24 for information on awards made in 2011. These amounts do not correspond to the actual value that will be realized by the NEO.

[2]	Represents variable compensation earned and awarded by the Compensation Committee under the IAIP.
[3]

All other compensation in 2011 includes the following: Company-provided automobiles; country club memberships; 401(k) matching contributions; dividends on unvested restricted stock grants; premiums for executive disability insurance; costs associated with the Chairman’s Trip and other travel and associated federal income taxes. The federal income taxes associated with the Chairman’s Trip and other travel paid by the Company on behalf of the executives were as follows: Mr. Sarvadi—$67,992; Mr. Arizpe—$12,289; Mr. Mincks—$10,358; and Mr. Rawson—$19,786. The 401(k) matching contributions made by the Company during 2011 for the NEOs totaled $7,350 each. Dividends paid to Messrs. Sarvadi, Sharp, Rawson, Arizpe and Mincks on unvested restricted stock holdings totaled $49,201; $26,000; $35,201; $35,201 and $35,201, respectively. The incremental cost of Messrs. Rawson and Arizpe’s use of a Company-leased vehicle was $27,739 and $25,377, respectively. The Company owns an aircraft that is used by its executives for business and, on occasion, personal travel. In addition, Mr. Sarvadi uses the Company’s aircraft to commute to his residence in northern Texas and certain other business related entertainment travel for which he is not required to reimburse the Company. The total incremental cost of such travel, including lost income tax deductions, for Messrs. Sarvadi and Rawson was $251,511 and $52,023, respectively. In the instances where the aircraft is used for personal travel, the executive is required to reimburse the Company for the associated incremental costs. The incremental cost for personal use of Company aircraft is calculated at an hourly rate that takes into account variable costs incurred as a result of the personal flight activity, including fuel, communications and travel expenses for the flight crew. It excludes non-variable costs, such as regularly scheduled inspections and maintenance that would have been incurred regardless of whether there was any personal use of the aircraft. During 2011, Messrs. Sarvadi, Rawson and Mincks reimbursed the Company $138,710, $52,176, and $10,196, respectively, for personal travel costs.

GRANTS OF PLAN-BASED AWARDS

The following table provides information about equity and non-equity awards granted to the NEOs in 2011.

Name	Grant Date	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards [1]			All Other Stock Awards: Number of Shares of Stock	Grant Date Fair Value of Stock and Option
		Threshold ($)	Target ($)	Maximum ($)	or Units (#) [2]	Awards ($) [3]
Paul J. Sarvadi	N/A 2/18/2011	459,600 —	919,200 —	1,746,480 —	— 42,000	— 1,236,900
Douglas S. Sharp	N/A 2/18/2011	132,000 —	264,000 —	343,200 —	— 18,000	— 530,100
Richard G. Rawson	N/A 2/18/2011	211,000 —	422,000 —	633,000 —	— 27,000	— 795,150
A. Steve Arizpe	N/A 2/18/2011	211,000 —	422,000 —	633,000 —	— 27,000	— 795,150
Jay E. Mincks	N/A 2/18/2011	196,500 —	393,000 —	589,500 —	— 27,000	— 795,150

[1]	These amounts represent the threshold, target and maximum amounts payable to each executive under the IAIP for 2011.
[2]	These amounts represent the number of shares of restricted stock granted to each executive under the Incentive Plan during 2011.
[3]

These amounts represent the full grant date fair value of restricted stock granted to each executive during 2011. For restricted stock, fair value is calculated using the closing price of Insperity’s Common Stock on the date of grant. For the relevant assumptions used to determine the valuation of our stock awards, refer to Note 9, “Incentive Plans,” in the Notes to Consolidated Financial Statements included in our 2011 Annual Report on Form 10-K for the year ended December 31, 2011, filed with the Securities and Exchange Commission on February 14, 2012. The terms of the stock awards provide for three-year vesting and the payment of dividends on all unvested shares. Executives are required to pay the par value ($0.01) of each share at or near the date of grant.

OUTSTANDING EQUITY AWARDS FOR FISCAL YEAR 2011

	Option Awards			Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($) [1]
Paul J. Sarvadi	— 2 34,091	— 14.69 17.17	— 5/07/2012 4/01/2014	82,001 — —	[2]	2,078,725 — —
Douglas S. Sharp	— 1	— 14.69	— 5/07/2012	43,334 —	[3]	1,098,517 —
Richard G. Rawson	— 2 17,800	— 14.69 17.17	— 5/07/2012 4/01/2014	58,668 — —	[4]	1,487,234 — —
A. Steve Arizpe	— 10,000 46,700 19,998 17,500	— 9.03 11.79 14.69 17.17	— 10/1/2013 10/01/2014 5/07/2012 4/01/2014	58,668 — — — —	[4]	1,487,234 — — — —
Jay E. Mincks	— 2 11,799	— 14.69 17.17	— 5/07/2012 4/01/2014	58,668 — —	[4]	1,487,234 — —

[1]	Based on the closing price of $25.35 of Insperity’s Common Stock on December 30, 2011.
[2]

Stock awards vest as follows – 9,334 on February 12, 2012; 15,333 on February 16, 2012; 14,000 on February 18, 2012; 15,334 on February 16, 2013; 14,000 on February 18, 2013; and 14,000 on February 18, 2014.

[3]

Stock awards vest as follows – 6,667 on February 12, 2012; 9,333 on February 16, 2012; 6,000 on February 18, 2012; 9,334 on February 16, 2013; 6,000 on February 18, 2013, and 6,000 on February 18, 2014.

[4]

Stock awards vest as follows – 8,334 on February 12, 2012; 11,667 on February 16, 2012; 9,000 on February 18, 2012; 11,667 on February 16, 2013; 9,000 on February 18, 2013, and 9,000 on February 18, 2014.

OPTION EXERCISES AND STOCK VESTED TABLE FOR FISCAL YEAR 2011

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($) [1]	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($) [2]
Paul J. Sarvadi	3,447	30,063	38,000	1,113,760
Douglas S. Sharp	5,415	41,016	23,334	684,166
Richard G. Rawson	24,258	246,376	31,666	928,714
A. Steve Arizpe	—	—	29,333	860,077
Jay E. Mincks	23,301	157,411	29,333	860,077

[1]	Represents the difference between the market price of the Company’s Common Stock at the time of exercise and the exercise price of the options, multiplied by the number of options exercised.
[2]	Represents the value of the shares on the vesting date based on the prior day’s closing price of the Company’s Common Stock.

SECURITIES RESERVED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS

The following table sets forth information about Insperity’s Common Stock that was available for issuance under all of the Company’s existing equity compensation plans as of December 31, 2011:

Plan Category	Number of Securities to be Issued upon Exercise of Outstanding Options, Warrants and Rights (# in thousands)	Weighted Average Exercise Price of Outstanding Options, Warrants and Rights ($)	Number of Securities Remaining Available for Future Issuance (# in thousands)
Equity compensation plans approved by security holders[1]	258	17.08	2,212	[2]
Equity compensation plan not approved by security holders [3]	57	14.84	—

Total	315	16.67	2,212

[1]

The 1997 Incentive Plan (which expired on April 24, 2005), the Incentive Plan, and the Insperity, Inc. 2008 Employee Stock Purchase Plan (the “ESPP”) have been approved by the Company’s stockholders. As more fully described on page 21 of this proxy statement, the ESPP is intended to qualify for favorable tax treatment under Section 423 of the Internal Revenue Code.

[2]

This includes 1,393,159 shares available under the ESPP and 818,655 shares available under the Incentive Plan. As of March 16, 2012, 1,393,159 shares and 580,012 shares were available for issuance under the ESPP and the Incentive Plan, respectively. The securities remaining available for issuance under the Incentive Plan may be issued in the form of stock options, performance awards, stock awards (including restricted stock), phantom stock awards, stock appreciation rights, and other stock-based awards.

[3]

The Insperity Nonqualified Stock Option Plan was not approved by stockholders. For a description of the material features of the Nonqualified Stock Option Plan, see Note 9 in the Notes to Consolidated Financial Statements included in the Company’s Form 10-K for the year ended December 31, 2011. Although there are approximately 640,000 unissued shares in the Nonqualified Stock Option Plan, no new shares will be issued under the Nonqualified Stock Option Plan pursuant to stockholder approval of an amendment to the Incentive Plan during 2006.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

We have no employment agreements or severance policies in place for our executive officers. In 2005, the Company accelerated the vesting of all stock options and none have been granted to executive officers since that time; therefore, there are no unvested outstanding stock options. Our incentive plans provide that all restricted stock becomes immediately fully vested upon a change in control or upon termination due to disability or death, provided the holder has been in continuous employment since the award date. Unvested shares of restricted stock are forfeited upon termination for any reason other than disability or death. The number of shares and market value of the restricted stock that would automatically vest for each NEO upon a change in control or termination due to death or disability, based on the closing price of our Common Stock on December 31, 2011, is set forth in the Outstanding Equity Awards for Fiscal Year 2011 table on page 25 of this proxy statement, under the captions “Number of Shares or Units of Stock That Have Not Vested” and “Market Value of Shares or Units of Stock That Have Not Vested.”

DIRECTOR COMPENSATION

The Company uses a combination of cash and stock-based compensation to attract and retain qualified candidates to serve on the Board. Non-employee directors of the Company were compensated for 2011 as shown in the table below and are also reimbursed for reasonable expenses incurred in serving as a director. All compensation, except for reimbursement of actual expenses, can be taken in cash or Common Stock, at the director’s option. Directors who are employees of the Company receive no additional compensation for serving on the Board.

	Board	Compensation Committee	Finance, Risk Management and Audit Committee	Nominating and Corporate Governance Committee
Annual Retainers	$40,000	$3,000	$5,000	None
Annual Committee Chair Fees	N/A	$8,000	$10,000	$3,000
Meeting Fees	$2,000 in person $1,000 telephonically	$1,500 in person [1] $750 telephonically	$1,500 in person [1] $750 telephonically	None

[1]	These fees are also paid to the Committee Chairman for meetings attended with the Company’s management or auditors between regular meetings.

Pursuant to the Incentive Plan, each person who is initially appointed or elected as a director of the Company receives a grant of shares of restricted Common Stock on the date of election or appointment with an aggregate fair market value, determined based on the closing price of the Common Stock on the date prior to the date of grant, of $75,000, rounded up to the next higher whole share amount in the case of a fractional share amount, and such restricted Common Stock vests as to one-third of the shares on each anniversary of its grant date. If a director terminates his or her service as a member of the Board, his or her unvested portion of such restricted stock award, if any, shall terminate immediately on such termination date, unless such termination of service is due to death or disability, in which event the unvested portion of such restricted stock award shall become 100% vested on such termination date.

In addition, on the date of each annual meeting of stockholders, each non-employee director receives either a grant of unrestricted shares of Common Stock with an aggregate fair market value determined based on the closing price of the Common Stock on the date prior to the date of grant, of $75,000, or an immediately vested and exercisable option to purchase a number of shares of Common Stock that had an aggregate value, determined on the date prior to the date of grant, of $75,000, calculated using the valuation methodology most recently utilized by the Company for purposes of financial statement reporting. In 2011, four non-employee directors elected to receive unrestricted shares of Common Stock and two non-employee directors elected to receive an immediately vested and exercisable option to purchase shares of Common Stock. The awards were rounded up to the next higher whole share amount in the case of a fractional share amount.

DIRECTORS’ COMPENSATION TABLE

The table below summarizes the compensation paid by the Company to non-employee directors during the fiscal year ended December 31, 2011.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($) [1]	Option Awards ($) [2]	All Other Compensation ($)[3]	Total ($)
Michael W. Brown	56,750	—	75,005	—	131,755
Jack M. Fields, Jr.	57,250	74,701	—	1,465	133,416
Eli Jones	66,000	74,701	—	1,465	142,166
Paul S. Lattanzio	61,000	74,701	—	1,465	137,166
Gregory E. Petsch	60,250	74,701	—	1,465	136,416
Austin P. Young	76,250	—	75,005	—	151,255

[1]

Represents the dollar amount recognized for financial statement reporting purposes with respect to 2011 for the fair value of stock awards made to directors during 2011, based on the closing price of Insperity’s Common Stock on the date of grant. In the case of annual director equity awards that do not contain vesting or other restrictions, Insperity recognizes the entire fair value for financial statement reporting purposes in the year that the grant is made.

[2]	Represents the fair value of option awards made to directors during 2011, in accordance with ASC 718, Compensation—Stock Compensation.
[3]	All Other Compensation represents dividends paid on stock awards granted in 2011.

REPORT OF THE FINANCE, RISK MANAGEMENT AND AUDIT COMMITTEE

The Finance, Risk Management and Audit Committee has been appointed by the Board of Directors to assist the Board in fulfilling its responsibility to oversee the financial affairs, risk management, accounting and financial reporting processes, and audits of the financial statements of the Company. We operate under a written charter adopted by the Board of Directors and reviewed annually by us. We have furnished the following report for 2011.

We have reviewed and discussed the Company’s consolidated audited financial statements as of and for the year ended December 31, 2011, with management and the independent auditor. We discussed with the independent auditor the matters required to be discussed by the standards adopted or referenced by the Public Company Accounting Oversight Board (“PCAOB”) and Securities and Exchange Commission, Communications with Audit Committees, as currently in effect.

We received from the independent auditor the written disclosures and letter required by the PCAOB regarding the independent auditor’s communications with us concerning independence, as currently in effect, and we discussed with the independent auditor its independence. We also considered the compatibility of the provision of non-audit services with the independent auditor’s independence.

Based on our reviews and discussions referred to above, we recommended that the Board of Directors include the audited consolidated financial statements in the Company’s annual report on Form 10-K for the year ended December 31, 2011, for filing with the Securities and Exchange Commission.

THE FINANCE, RISK MANAGEMENT AND AUDIT COMMITTEE

Austin P. Young, Chairman Michael W. Brown
Paul S. Lattanzio

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), requires the Company’s directors and officers, and persons who own more than 10% of the Common Stock, to file initial reports of ownership and reports of changes in ownership (Forms 3, 4, and 5) of Common Stock with the Securities and Exchange Commission and the New York Stock Exchange. Officers, directors and greater than 10% stockholders are required by Securities and Exchange Commission regulations to furnish the Company with copies of all such forms that they file.

Based solely on review of the copies of such reports furnished to the Company and written representations that no other reports were required, the Company believes that all Section 16(a) reports with respect to the year ended December 31, 2011, applicable to its officers, directors and greater than 10% beneficial owners, were timely filed except for Mr. Mincks who had one late filing.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The Finance, Risk Management and Audit Committee has adopted a statement of policy and procedures with respect to related party transactions covering the review, approval or ratification of transactions involving the Company and “Related Parties” (generally, directors and executive officers and their immediate family members and 5% stockholders). The policy currently covers transactions in which the Company and any Related Party are participants and in which the Related Party has a material interest, other than transactions involving an amount equal to or less than $50,000 (individually or when aggregated with all similar transactions) and not involving non-employee directors. The policy generally requires that such transactions be approved by the Finance, Risk Management and Audit Committee in advance of the consummation or material amendment of the transaction. Under the policy, prior to entering into a related party transaction, full disclosure of all of the facts and circumstances relating to the transaction must be made to the Finance, Risk Management and Audit Committee, which will approve such transaction only if it is in, or is not inconsistent with, the best interests of the Company and its stockholders. In the event a transaction is not identified as a related party transaction in advance, it will be submitted promptly to the Finance, Risk Management and Audit Committee or the Chairman thereof, and such committee or Chairman, as the case may be, will evaluate the transaction and evaluate all options, including but not limited to ratification, amendment or termination of the transaction.

A significant component of our marketing strategy is the title sponsorship of the Insperity ChampionshipTM golf tournament, a Champions PGA tour event held annually in The Woodlands, Texas, a suburb of Houston. Consistent with other PGA golf tournaments, the Insperity Championship golf tournament benefits and is managed by a non-profit organization, Greater Houston Golf Charities (“GHGC”). In connection with the Company’s sponsorship, Mr. Jay E. Mincks, Executive Vice President of Sales and Marketing, serves as Chairman of GHGC, a non-compensatory position. During 2011, the Company paid GHGC $3.3 million in sponsorship and tournament related expenses, as well as an additional $0.9 million in other event sponsorships and charitable contributions.

We provide PEO-related services to certain entities that are owned by, or have board members that are, Related Parties. These Related Parties include Mr. Paul J. Sarvadi, Mr. Richard G. Rawson and Mr. Jack M. Fields, Jr. or members of their families. The PEO service fees paid by such entities are at amounts that are within the pricing range of other unrelated clients of ours. During 2011, such client companies paid the Company the following service fees, which are presented net of the associated payroll costs:

Related Party	Net Service Fees /(Payroll Costs)
Mr. Sarvadi (3 client companies)	$181,707 /($380,719)
Mr. Rawson (4 client companies)	$400,918 /($1,425,402)
Mr. Fields (1 client company)	$151,839 /($523,989)

We made charitable contributions to non-profit organizations for which certain Related Parties serve as members of their Board of Directors. These Related Parties include: Messrs. Sarvadi, Rawson and Mincks. During 2011, certain corporate employees were family members of certain Related Parties, including Messrs. Sarvadi, Rawson and Arizpe. Total salaries, commissions and incentive compensation paid during 2011 to family members of Messrs. Sarvadi, Rawson, and Arizpe were $153,358 (two corporate employees), $148,384 (two corporate employees), and $205,420 (four corporate employees), respectively. In addition, we chartered an aircraft owned by Mr. Sarvadi during 2011. Total charter fees paid during 2011 for the use of Mr. Sarvadi’s aircraft was $155,000.

PROPOSAL NUMBER 2:

APPROVAL OF THE INSPERITY 2012 INCENTIVE PLAN

The Company’s Board of Directors has unanimously adopted a resolution to submit to a vote of the Company’s stockholders the Insperity, Inc. 2012 Incentive Plan (the “Plan”), as set forth in Appendix A to this proxy statement. Among other things, the Plan will:

•	replace the Company’s stockholder-approved 2001 Incentive Plan (the “2001 Plan”); and

•

reserve 1,200,000 shares of Common Stock for issuance under the Plan plus any shares of Common Stock reserved but not issued under the 2001 Plan (up to a maximum of 600,000 shares) and shares subject to outstanding awards under the 2001 Plan that are forfeited, terminated, expire unexercised, settled in cash, exchanged for awards that do not involve common stock, or withheld to pay the exercise price or taxes associated with such awards.

As of March 16, 2012, the 2001 Plan has 580,012 shares of Common Stock available for future Awards. This number of shares is insufficient to carry out the purposes of the 2001 Plan, which are the same as the purposes of the Plan (as discussed below). If Proposal 2 is adopted, the 2001 Plan will expire but continue to govern outstanding awards previously granted under it, and future equity awards will be granted under the Plan.

The Plan’s purposes are to: (i) retain and attract persons of training, experience and ability to serve as employees of the Company and its subsidiaries and to serve as non-employee directors of the Company; (ii) encourage a sense of proprietorship of such persons; and, (iii) stimulate the active interest of such persons in the development and financial success of the Company and its subsidiaries. The Board of Directors believes that the Plan is designed to achieve its objectives.

Required Affirmative Vote

If the votes cast in person or by proxy at the Annual Meeting in favor of Proposal 2 exceed the votes cast opposing the proposal, the Plan will be approved; provided that votes representing more than 50% of the Company’s outstanding shares of Common Stock are cast on the proposal. If stockholders approve the Plan, the Company’s authority to grant Awards under the 2001 Plan will terminate. If stockholders do not approve the Plan, the Company will continue to have the authority to grant Awards under the 2001 Plan.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” THE PROPOSAL TO APPROVE THE 2012 INCENTIVE PLAN, AND PROXIES EXECUTED AND RETURNED WILL BE SO VOTED UNLESS CONTRARY INSTRUCTIONS ARE INDICATED THEREON.

Summary of the Plan

The following summary of the Plan is qualified by reference to the full text thereof, which is attached as Appendix A to this proxy statement.

Shares of Common Stock Reserved

The aggregate number of shares of Common Stock that may be issued under the Plan with respect to Awards may not exceed 1,200,000, plus any shares of Common Stock reserved but not issued under the 2001 Plan (up to a maximum of 600,000 shares) and shares subject to outstanding awards under the 2001 Plan that are forfeited, terminated, expire unexercised, settled in cash, exchanged for awards that do not involve common stock, or withheld to pay the exercise price or taxes associated with such awards. No Awards will be granted under the Plan if the Plan is not approved by stockholders. The proposed share limit is subject to adjustment for certain transactions affecting the Common Stock. Shares subject to Awards that are forfeited, terminated, expire unexercised, settled in cash, exchanged for Awards that do not involve common stock, or withheld to pay the exercise price or taxes for an Award, will not count against this limit and can be re-granted under the Plan.

Eligibility for Participation

All employees of the Company and its subsidiaries and non-employee directors of the Company are eligible for Awards under the Plan.

Administration

The Plan is administered by the Compensation Committee of the Company’s Board of Directors or any other committee that may be designated by the Board of Directors (the “Committee”). The Committee or Board of Directors will select the employees who will receive Awards, determine the type and terms of Awards to be granted, and interpret and administer the Plan. The Board of Directors has the power to determine the type and terms of Awards to be granted to non-employee directors. Neither the Board of Directors nor the Committee may delegate to any person the authority to grant Awards to, or take other action with respect to, participants who are subject to Section 16 of the Securities Exchange Act of 1934, as amended.

Awards under the Plan may be granted in tandem with other compensation. The Committee may extend the exercisability, accelerate vesting or exercisability and waive restrictions in any manner not adverse to the participant. However, without prior stockholder approval, Options and Stock Appreciation Rights granted under the Plan may not be re-priced or exchanged for a cash buyout or settlement with a lower exercise price. In certain limited circumstances for capitalization changes (for example, a stock split), the number of Awards may be equitably adjusted.

Terms, Conditions and Limitations of Employee Awards

Performance Objectives. The Committee may condition any employee Award under the Plan on the achievement of one or more performance objectives. The term “performance objectives” means the objectives established by the Committee that are to be achieved with respect to an Award, which may be described in terms of Company-wide objectives, in terms of objectives that are related to performance of a division, subsidiary, department, adjacent business unit, geographic market or function within the Company or a subsidiary in which the person receiving the Award is employed, or in individual or other terms, and which will relate to a period of time determined by the Committee. The Committee shall determine the performance objectives to be achieved and the length of time allowed to achieve any performance objectives.

The performance objectives intended to qualify under Section 162(m) of the Internal Revenue Code, shall be with respect to one or more of the following: (a) cash flows; (b) client margin; (c) client retention; (d) customer margin; (e) earnings before interest and taxes; (f) earnings before interest, taxes, depreciation and amortization expenses; (g) earnings before taxes and unusual or nonrecurring items; (h) earnings per share; (i) earnings per share growth; (j) economic value added; (k) fee revenue; (l) gross mark-up per worksite employee; (m) gross profit; (n) net earnings; (o) number of paid worksite employees; (p) operating expenses; (q) operating income; (r) operating margin; (s) profit margin; (t) return on assets; (u) return on capital employed in the business; (v) return on equity; (w) return on investment; (x) return on sales; (y) return on total capital; (z) revenue; (aa) stock price performance; (bb) total profit; (cc) total revenue; (dd) total revenue less bonus payroll; and (ee) total stockholder return.

The Committee determines, at the time the Award is granted, which objectives to use with respect to an Award, the weighting of the objectives if more than one is used, and whether the objective is to be measured against a Company-established budget or target, an index or a peer group of companies. A performance objective may include multiple measuring levels, with the size of the performance Award based on the level attained. A performance objective need not be based on an increase or a positive result and may include, for example, maintaining the status quo or limiting economic losses.

Employee Stock Options. Stock options granted to employees are subject to such terms and conditions as may be established by the Committee, except that the option exercise price cannot be less than the fair market value per share of the Common Stock on the date of grant. Stock options may be granted either as incentive stock options (“ISOs”) under Section 422 of the Internal Revenue Code, nonqualified stock options or a combination thereof. No ISO may be exercised more than 10 years after the date of grant. Payment of the option exercise price may be by: (i) cash or check; (ii) transfer of shares of Common Stock already owned by the optionee, if permitted by the Committee; or, (iii) a “cashless broker exercise” procedure.

Performance Awards. The Committee may grant a performance Award consisting of any type of Award or combination of Awards. A performance Award is subject to the achievement of one or more performance objectives.

Performance Units. The Committee may grant an Award in Performance Units. Performance Units are units equivalent to $100 (or such other value as the Committee determines) and may consist of payments in cash, shares of Common Stock or a combination thereof, payable upon the achievement of specified performance goals.

Stock Award (including Restricted Stock). The Committee may grant an Award of Common Stock, which may be restricted stock, or an Award that is denominated in units of Common Stock.

Phantom Stock Award. The Committee may grant phantom shares of Common Stock to employees, which may be payable in cash, shares of Common Stock or a combination thereof.

Stock Appreciation Right. The Committee may grant an Award that is in the form of a stock appreciation right (“SAR”). A SAR is the right to receive an amount of Common Stock or cash equal to the appreciation in value of a specified number of shares of Common Stock over a particular period of time. SARs are subject to such terms and conditions as may be established by the Committee, except that the SAR exercise price cannot be less than the fair market value per share of the Common Stock on the date of grant.

Cash Award. The Committee may grant an Award in cash.

Other Stock-Based Awards. The Committee, in its discretion, may grant other forms of Awards based on, or payable in, shares of Common Stock.

Annual Award Limits. During any one calendar year, Awards with respect to Common Stock to any individual participant are limited to 400,000 shares from each of the following categories: (i) options or SARs; (ii) stock awards (excluding restricted stock), phantom stock awards or other stock-based Awards; and (iii) restricted stock. During any one calendar year, no participant may receive an aggregate payment under cash Awards or performance Awards payable in cash in excess of $4,000,000.

Terms, Conditions and Limitations of Non-employee Director Awards

The Board of Directors may grant Awards to non-employee directors, which may consist of the forms of Awards available to employees (excluding ISOs), and subject to the same terms and conditions set forth in the Plan.

Other Terms and Limitations

Transferability. Awards under the Plan generally will not be transferable other than by will or the laws of descent and distribution or pursuant to a qualified domestic relations order; provided, however, the Committee may, in its discretion, permit a participant to transfer all or a portion of any Award that is not an ISO to the participant’s “immediate family members” (as defined in the Plan), or a trust for the exclusive benefit of immediate family members or a partnership in which immediate family members and the participant are the only partners.

Deferral. The Committee, in its discretion, may permit participants to elect to defer payment of some or all types of Awards or provide for the deferral of an Award. Deferrals will only be permitted in compliance with Section 409A of the Internal Revenue Code.

Dividends and Interest. An Award denominated in Common Stock or units of Common Stock may include dividends or dividend equivalent rights. The Committee may also establish rules for the crediting of interest on deferred cash payments and dividend equivalents for deferred payments denominated in Common Stock or units of Common Stock. No outstanding option has been granted with a dividend equivalent right.

Adjustments to Awards Following Grant. The Committee may provide for adjustment of Awards following grant under the Plan in limited circumstances. In the event of any Common Stock distribution or split, recapitalization, extraordinary distribution, merger, consolidation, combination or exchange of shares of Common Stock or similar change or upon the occurrence of any other event that the Committee, in its sole discretion, deems appropriate, the Committee may adjust the number, price, award limitations and/or shares covered by an Award to prevent diminution or enlargement of the benefits or potential benefits intended under the Plan.

In the event of a corporate merger, consolidation, acquisition of property or stock, separation, reorganization or liquidation, the Committee shall be authorized to: (i) issue or assume Awards; (ii) accelerate the vesting and exercisability of, or lapse of restrictions or cancellation thereof with respect to Awards; and (iii) cancel and terminate unexercised Awards in exchange for cash in an amount determined to be the fair market value of such Awards. The Committee may amend any stock-based Award to reflect a change in accounting rules, and may amend any Award that is not intended to meet the requirements of Section 162(m) of the Internal Revenue Code for a significant event to reflect the original intent of the Award.

Award Exercise. A participant must pay the exercise price of an Award in cash at the time of exercise, unless the Committee permits the exercise price to be paid in the form of shares of Common Stock or by surrendering all or part of that Award or another Award.

Tax Withholding. The Plan permits the Committee to allow a participant, upon exercise, payment or vesting of an Award, to satisfy any applicable tax withholding requirements in the form of shares of Common Stock, including shares issuable upon exercise, payment or vesting of such Award.

Change in Control. Upon a “change in control” of the Company (as defined in the Plan), all Awards shall become immediately exercisable or payable. The Plan states that the Committee may provide in an agreement with the participant for a supplemental payment to mitigate the effect of “golden parachute” excise taxes. In the absence of such an agreement, certain payments payable to the participant, whether under the Plan or otherwise (as listed in the Plan), will be limited so as to avoid the impact of the golden parachute excise tax.

Amendment and Termination. The Board of Directors may amend, alter or discontinue the Plan, except that no amendment or alteration that would impair the rights of a holder of any Award shall be made without the holder’s consent, and no amendment or alteration shall be effective prior to approval by the stockholders to the extent the Board of Directors determines such approval is required by applicable laws, regulations or exchange requirements.

Federal Income Tax Consequences

Options

The Internal Revenue Code provides that a participant receiving a nonqualified option ordinarily does not realize taxable income upon the grant of the option. A participant does, however, realize compensation income taxed at ordinary income tax rates upon the exercise of a nonqualified option to the extent that the fair market value of the Common Stock on the date of exercise exceeds the option price. When the participant sells the shares acquired pursuant to a nonqualified option, any gain or loss will be short-term or long-term capital gain or loss.

The grant of an ISO does not result in taxable income to a participant. The exercise of an ISO also does not result in taxable income, provided that the circumstances satisfy the requirements in the Internal Revenue Code. However, the exercise of an ISO may give rise to alternative minimum tax liability for the participant. In addition, if the participant does not dispose of the Common Stock acquired upon exercise of an ISO during the statutory holding period, then any gain or loss upon subsequent sale of the Common Stock will be a long-term capital gain or loss. The statutory holding period lasts until the later of two years from the date the option is granted or one year from the date the Common Stock is transferred to the participant pursuant to the exercise of the option.

If the statutory holding period requirements for an ISO are satisfied, the Company may not claim any federal income tax deduction upon either the exercise of the ISO or the subsequent sale of the Common Stock received upon exercise. If these requirements are not satisfied (a “disqualifying disposition”), the amount of ordinary income taxable to the participant is the lesser of: (i) the fair market value of the Common Stock on the date of exercise minus the option price; or, (ii) the amount realized on disposition minus the option price. Any gain in excess of that amount is capital gain, while any loss recognized will be a capital loss.

For nonqualified options, the Company is generally entitled to a federal income tax deduction in an amount equal to the ordinary income realized by the participant.

Restricted Stock and Stock Awards

A participant acquiring a restricted stock award or other stock award will generally recognize ordinary income equal to the fair market value of the shares on the vesting date, less any amount paid, if any, by the participant. Under Section 83(b) of the Internal Revenue Code, a participant may elect to include in ordinary income at the time restricted stock is first issued, the excess of the fair market value of the stock at the time of issuance over the amount paid, if any, by the participant. In this event, any subsequent change in the value of the shares will be recognized for tax purposes as capital gain or loss upon disposition of the shares. A participant makes a Section 83(b) election by filing the election with the IRS no later than 30 days after the restricted stock is transferred to the participant. With a Section 83(b) election, the participant will not be entitled to any loss deduction if the shares with respect to which a Section 83(b) election was made are later forfeited. Absent a Section 83(b) election, any cash dividends or other distributions paid with respect to the restricted stock prior to the lapse of the restrictions or risk of forfeiture will be included in the participant’s ordinary income as compensation at the time of receipt and subsequent appreciation or depreciation will be recognized as capital gain or loss. The Company will generally be entitled to a deduction for federal income tax purposes at the same time and in the same amount that a participant recognizes ordinary income from restricted stock or stock awards under the Plan.

Stock Appreciation Rights and Phantom Stock

Generally, a participant will not recognize any taxable income upon the award of SARs or phantom stock. At the time the participant receives the payment for the SAR or phantom stock, the fair market value of shares of Common Stock or the amount of any cash received in payment for such Awards generally is taxable compensation to the participant taxed as ordinary income. The Company or one of its subsidiaries will generally be entitled to a deduction for federal income tax purposes at the same time and in the same amount that a participant recognizes ordinary income from SARs or phantom stock under the Plan.

Performance Awards

A participant will generally not recognize any taxable income upon the grant of performance awards or performance units. Upon settlement of such awards, participants normally will recognize ordinary income in the year of receipt equal to the amount of cash and the fair market value of any Common Stock received. The Company or one of its subsidiaries will generally be entitled to a deduction for federal income tax purposes at the same time and in the same amount that a participant recognizes ordinary income from performance awards or performance units under the Plan.

Certain Tax Code Limitations on Deductibility

Section 162(m) of the Internal Revenue Code generally disallows a federal income tax deduction to any publicly held corporation for compensation paid in excess of $1,000,000 in any taxable year to the company’s principal executive officer or any of the company’s three other most highly compensated executive officers employed as of the end of the year (other than the principal executive officer or the principal financial officer), to the extent the compensation is not performance-based. The Company has structured the Plan so that resulting compensation can be designed to qualify as performance-based compensation. To allow the Company to qualify the compensation, it is seeking stockholder approval of the Plan and the material terms of the related performance goals.

The exercisability of an option or SAR, the elimination of restrictions on restricted stock, or the payment of stock awards, performance awards or phantom stock, may be accelerated as a result of a change in control. If any of the foregoing occurs, and the total parachute payments to the participant are not sufficiently reduced under terms of the Plan, an excess parachute payment under the Internal Revenue Code could result, triggering a 20% excise tax (in addition to income tax otherwise owed) payable by the participant. The Company will not be entitled to a deduction for that portion of any “parachute payment” that is subject to the excise tax.

Section 409A of the Internal Revenue Code of 1986

Section 409A to the Internal Revenue Code generally provides that any deferred compensation arrangement that does not meet specific requirements regarding the timing of payouts, advance election of deferrals and restrictions on acceleration of payouts results in immediate taxation of any amounts deferred to the extent not subject to a substantial risk of forfeiture. In addition, tax on the amounts included in income as a result of not complying with Section 409A are increased by an interest component as specified by statute, and the amounts included in income are also subject to a 20% excise tax on the participant.

In general, to avoid a Section 409A violation, amounts deferred may only be paid out on separation from service, disability, death, a specified time, a change in control (as defined by the Treasury Department) or an unforeseen emergency. Furthermore, the election to defer generally must be made in the calendar year prior to the performance of services, and any provision for accelerated payout other than for reasons specified by the Treasury may cause the amounts deferred to be subject to early taxation and to the imposition of the excise tax. Section 409A is broadly applicable to any form of deferred compensation other than tax-qualified retirement plans and bona fide vacation, sick leave, compensatory time, disability pay or death benefits, and may be applicable to certain Awards under the Plan. The Company intends that any Awards granted under the Plan satisfy the requirements of Section 409A to avoid the imposition of the excise tax thereunder.

THE ABOVE SUMMARY OF THE EXPECTED EFFECT OF THE FEDERAL INCOME TAX UPON PARTICIPANTS IN THE PLAN IS NOT COMPLETE, AND THE COMPANY RECOMMENDS THAT THE PARTICIPANTS CONSULT THEIR OWN TAX ADVISORS FOR ADVICE. MOREOVER, THE ABOVE SUMMARY IS BASED UPON CURRENT FEDERAL INCOME TAX LAWS, WHICH ARE SUBJECT TO CHANGE. THE TAX TREATMENT UNDER FOREIGN, STATE OR LOCAL LAW IS NOT COVERED IN THE ABOVE SUMMARY.

As of the date of the 2012 Annual Meeting, no awards will have been granted under the Plan. Subject to stockholder approval of the Plan, the allocation of Awards in 2012 under the Plan is not currently determinable because Awards will be made in accordance with future decisions of the Compensation Committee following the general guidelines of the Plan. A description of the awards granted during 2011 to Named Executive Officers under the 2001 Plan can be found in the executive compensation tables (see page 24).

The Board of Directors unanimously recommends that you select “For” the Proposal to approve the Insperity, Inc. 2012 Incentive Plan, taking into account the following:

•	The Company believes that its employees are recognized as the best in the industry and that equity-based compensation is critical to their recruitment and retention.

•

The Compensation Committee believes that restricted stock grants are a strategically favorable means of assuring employee alignment with stockholders. If the Plan is not approved by the stockholders, the Company will have 580,012 shares available for restricted stock grants under the 2001 Plan. This will be insufficient to provide an appropriate level of restricted stock compensation to employees, and will unduly hamper the Company’s attempts at structuring a compensation package that fully aligns employees with the interests of stockholders.

•	The Company believes Awards under the Plan support our “pay-for-performance” philosophy and motivate employees both to achieve short-term business goals and to enhance long-term stockholder value.

PROPOSAL NUMBER 3:

Advisory Vote on Executive Compensation

In accordance with Section 951 of the Dodd-Frank Wall Street Reform and Consumer Protection Act and related rules under Section 14A of the Exchange Act, we are providing stockholders with an opportunity to make a non-binding recommendation on the compensation of our named executive officers (NEOs). After considering the results of last year’s stockholders’ recommendation concerning the frequency of advisory votes on the compensation of our NEOs, the Board intends to hold an annual non-binding vote on the compensation of our NEOs.

This Proposal, commonly referred to as “say-on-pay,” provides stockholders an opportunity to provide an overall assessment of the compensation of our named executive officers rather than focus on any specific item of compensation. The advisory vote is a non-binding vote on the compensation of the NEOs, as described in the “Compensation Discussion and Analysis” section, the tabular disclosure regarding such compensation, and the accompanying narrative disclosure, set forth in this proxy statement. Although the results of the voting on this Proposal are not binding on the Board of Directors, the Board and Compensation Committee value stockholders’ opinions and will take the results into account when making a determination concerning the compensation of our NEOs.

As set forth in the “Compensation Discussion and Analysis” section of this proxy, our Compensation Committee structured the compensation of the NEOs to emphasize the Company’s pay-for-performance philosophy. Our compensation program is designed to attract and retain key executives responsible for our Company’s success and to provide motivation for both achieving short-term business goals and enhancing long-term stockholder value. Please read the “Compensation Discussion and Analysis” section of this proxy statement beginning on page 12 for additional details.

The Compensation Committee regularly reviews best practices in corporate governance and executive compensation. In observance of those best practices, the following changes have been implemented for 2012:

•	Adopted stock ownership guidelines for the CEO; and

•	Eliminated the tax gross-up on certain air travel for the CEO.

The Company also continues to observe the following best practices:

•	Maintains a pay-for-performance philosophy;

•	Does not maintain employment agreements with the NEOs;

•	Does not provide any supplemental executive pension benefits;

•	Does not provide excess parachute payments in the event of a change in control;

•	Does not provide any tax gross-ups in the event of a change in control; and

•	Does not provide post-retiree medical coverage.

Stockholders are being asked to vote on the following resolution:

“RESOLVED, that the compensation paid to Insperity’s named executive officers, as disclosed pursuant to Item 402 of Regulation S–K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion is hereby APPROVED.”

The Board recommends that stockholders indicate their support by selecting “For” when voting on our executive compensation program. While the results of the advisory vote are non-binding, the Board and Compensation Committee will consider the outcome of the vote when evaluating whether any actions are necessary when considering future executive compensation decisions.

The Board unanimously recommends that you select “For” the adoption of the resolution approving the compensation of the Company’s NEOs. Properly dated and signed proxies will be so voted unless stockholders specify otherwise.

PROPOSAL NUMBER 4:

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

General

The Finance, Risk Management and Audit Committee has appointed the firm of Ernst & Young LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2012, subject to ratification by the Company’s stockholders. Ernst & Young has served as the Company’s independent registered public accounting firm since 1991. Representatives of Ernst & Young are expected to be present at the Annual Meeting of Stockholders and will have an opportunity to make a statement, if they desire to do so, and to respond to appropriate questions from those attending the meeting.

Fees of Ernst & Young LLP

Ernst & Young’s fees for professional services totaled $893,400 in 2011 and $918,771 in 2010. During 2011 and 2010, Ernst & Young’s fees for professional services included the following:

•

Audit Fees — fees for audit services, which relate to the consolidated audit, internal control audit in compliance with Sarbanes-Oxley Section 404, quarterly reviews, subsidiary audits and related matters were $695,000 in 2011 and $727,138 in 2010.

•

Audit-Related Fees — fees for audit-related services, which consisted primarily of the SOC 1 Report, the retirement plan audits, and quarterly agreed-upon procedures were $196,000 in 2011 and $189,233 in 2010.

•	Tax Fees — there were no fees for tax services in 2011 or in 2010.

•	All Other Fees — there were fees of $2,400 in both 2011 and 2010, which were annual subscription fees for Insperity’s use of Ernst and Young’s online research databases and other research tools.

The Finance, Risk Management and Audit Committee reviewed the non-audit services provided to the Company and considered whether Ernst & Young’s provision of such services was compatible with maintaining its independence.

Finance, Risk Management and Audit Committee Pre-Approval Policy for Audit and Non-Audit Services

The Finance, Risk Management and Audit Committee has established a policy that requires pre-approval of the audit and non-audit services performed by the independent auditor. Unless a service proposed to be provided by the independent auditors has been pre-approved by the Finance, Risk Management and Audit Committee under its pre-approval policies and procedures, it will require specific pre-approval of the engagement terms by the Finance, Risk Management and Audit Committee. Under the policy, pre-approved service categories are generally provided for up to 12 months and must be detailed as to the particular services provided and sufficiently specific and objective so that no judgments by management are required to determine whether a specific service falls within the scope of what has been pre-approved. In connection with any pre-approval of services, the independent auditor is required to provide detailed back-up documentation concerning the specific services to be provided.

The Finance, Risk Management and Audit Committee may delegate pre-approval authority to one or more of its members, including a subcommittee of the Finance, Risk Management and Audit Committee. The member or members to whom such authority is delegated shall report any pre-approval actions taken by them to the Finance, Risk Management and Audit Committee at its next scheduled meeting. The Finance, Risk Management and Audit Committee does not delegate to management any of its responsibilities to pre-approve services performed by the independent auditor.

None of the services related to the Audit-Related Fees or Other Fees described above was approved by the Finance, Risk Management and Audit Committee pursuant to the waiver of pre-approval provisions set forth in applicable rules of the Securities and Exchange Commission.

Required Affirmative Vote

If the votes cast in person or by proxy at the 2012 Annual Meeting of Stockholders in favor of this proposal exceed the votes cast opposing the proposal, the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2012, will be ratified. If the appointment of Ernst & Young is not ratified, the Finance, Risk Management and Audit Committee will reconsider the appointment.

The Board and the Finance, Risk Management and Audit Committee recommend that stockholders vote “For” the ratification of appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm, and proxies executed and returned will be so voted unless contrary instructions are indicated thereon.

ADDITIONAL INFORMATION

Delivery of Proxy Statement

The Securities and Exchange Commission has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements with respect to two or more security holders sharing the same address by delivering a single proxy statement addressed to those security holders. This process, which is commonly referred to as “householding,” potentially means extra convenience for security holders and cost savings for companies. This year, a number of brokers and our transfer agent with account holders who are Insperity stockholders will be householding the Company’s proxy materials. A single proxy statement will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholder. Once you have received notice from your broker that they will be householding communications to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement, please notify your broker and direct your written request to Insperity, Inc., Attention: Ruth Saler, Investor Relations Administrator, 19001 Crescent Springs Drive, Kingwood, Texas 77339, or contact Ruth Saler at 800-237-3170. The Company will promptly deliver a separate copy to you upon request.

Stockholder Proposals for 2012 Annual Meeting

In order for director nominations and stockholder proposals to have been properly submitted for presentation at the 2012 Annual Meeting of Stockholders, notice must have been received by the Company between the dates of January 18, 2012, and February 17, 2012. The Company received no such notice, and no stockholder director nominations or proposals will be presented at the Annual Meeting of Stockholders.

Stockholder Proposals for 2013 Proxy Statement

Any proposal of a stockholder intended to be considered for inclusion in the Company’s proxy statement for the 2013 Annual Meeting of Stockholders must be received at the Company’s principal executive offices no later than the close of business on December 7, 2012.

Advance Notice Required for Stockholder Nominations and Proposals

The Bylaws of the Company require timely advance written notice of stockholder nominations of director candidates and of any other proposals to be presented at an annual meeting of stockholders. Notice will be considered timely for the Annual Meeting of Stockholders to be held in 2013 if it is received not later than the close of business on February 14, 2013, and not earlier than the close of business on January 15, 2013. In addition, the Bylaws require that such written notice set forth: (a) for each person whom the stockholder proposes to nominate for election, all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or as otherwise required, in each case pursuant to Regulation 14A under the Exchange Act, including, without limitation, such person’s written consent to be named in the proxy statement as a nominee and to serve as a director if elected; and (b) as to such stockholder: (i) the name and address, as they appear on the Company’s books, of such stockholder; (ii) the class and number of shares of the Company’s capital stock that are beneficially owned by such stockholder; and (iii) a description of all agreements, arrangements or understandings between such stockholder and each such person that such stockholder proposes to nominate as a director and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by such stockholder.

In the case of other proposals by stockholders at an annual meeting, the Bylaws require that such written notice set forth as to each matter such stockholder proposes to bring before the annual meeting: (a) a brief description of the business desired to be brought before the annual meeting; (b) the reasons for conducting such business at the annual meeting; (c) the name and address, as they appear on the Company’s books, of such stockholder; (d) the class and number of shares of the Company’s stock that is beneficially owned by such stockholder; and (e) any material interest of such stockholder in such business.

FINANCIAL INFORMATION

A copy of the Company’s Annual Report on Form 10-K for the Year Ended December 31, 2011, as filed with the Securities Exchange Commission, including any financial statements and schedules and exhibits thereto, may be obtained without charge by written request to Ruth Saler, Investor Relations Administrator, Insperity, Inc., 19001 Crescent Springs Drive, Kingwood, Texas 77339-3802.

By Order of the Board of Directors

/s/ Daniel D. Herink
Daniel D. Herink
Senior Vice President of Legal, General Counsel and Secretary

April 6, 2012

Kingwood, Texas

INSPERITY, INC.

2012 INCENTIVE PLAN

(Effective May 16, 2012)

1. Objectives. This Insperity, Inc. 2012 Incentive Plan (the “Plan”) is intended as an incentive to retain and attract persons of training, experience and ability to serve as employees of Insperity, Inc., a Delaware corporation (the “Company”), and its Subsidiaries and as nonemployee directors of the Company, to encourage the sense of proprietorship of such persons and to stimulate the active interest of such persons in the development and financial success of the Company and its Subsidiaries.

2. Definitions. As used herein, the terms set forth below shall have the following respective meanings:

“2001 Incentive Plan” means the Insperity, Inc. 2001 Incentive Plan, as amended, formerly known as the Administaff, Inc. 2001 Incentive Plan.

“Award” means an Employee Award or a Director Award.

“Award Agreement” means an agreement between the Company and a Participant in such form as is deemed acceptable by the Committee that sets forth the terms, conditions and limitations applicable to an Award.

“Board” means the Board of Directors of the Company.

“Cash Award” means an Award payable in cash.

“Change in Control” means:

(a) the date of the acquisition by any “person” (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act), excluding the Company or any of its Subsidiaries, of beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act) of 30% or more of either the then outstanding shares of common stock of the Company or the then outstanding voting securities entitled to vote generally in the election of directors; or

(b) the date the individuals who constitute the Board as of May 15, 2012 (the “Incumbent Board”), cease for any reason to constitute at least a majority of the members of the Board, provided that any person becoming a director subsequent to May 15, 2012, whose election, or nomination for election by the Company’s stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board (other than any individual whose nomination for election to Board membership was not endorsed by the Company’s management prior to, or at the time of, such individual’s initial nomination for election) shall be, for purposes of this Plan, considered as though such person were a member of the Incumbent Board; or

(c) the date of consummation of a merger, consolidation, recapitalization, reorganization, sale or disposition of all or a substantial portion of the Company’s assets or the issuance of shares of stock of the Company in connection with the acquisition of the stock or assets of another entity, provided, however, that a Change in Control shall not occur under this clause (c) if consummation of the transaction would result in at least 65% of the total voting power represented by the voting securities of the Company (or, if not the Company, the entity that succeeds to all or substantially all of the Company’s business) outstanding immediately after such transaction being beneficially owned (within the meaning of Rule 13d-3 promulgated pursuant to the Exchange Act) by at least 65% of the holders of outstanding voting securities of the Company immediately prior to the transaction, with the voting power of each such continuing holder relative to other such continuing holders not substantially altered in the transaction.

“Code” means the United States Internal Revenue Code of 1986, as amended from time to time.

“Committee” means the Compensation Committee of the Board or any other committee as may be designated by the Board.

“Common Stock” means the common stock, par value $0.01 per share, of the Company or any security into which such Common Stock may be changed by reason of any transaction or event of the type described in Section 14.

“Company” means Insperity, Inc., a Delaware corporation.

“Director” means a member of the Board, excluding any individual who is also an employee of the Company or any Subsidiary.

“Director Award” means any Option (other than an ISO), Performance Award, Phantom Stock Award, Cash Award, Stock Award, Stock Appreciation Right or Other Stock-Based Award, whether granted singly, in combination or in tandem, to a Participant who is a Director pursuant to any applicable terms, conditions and limitations as the Board may establish in order to fulfill the objectives of the Plan.

“Employee” means an individual employed by the Company or any Subsidiary. For purposes of this Plan, an Employee also includes any individual who has been offered employment by the Company or any Subsidiary, provided that (a) any Award granted to such prospective employee shall be canceled if such individual fails to commence such employment, (b) no payment of value may be made in connection with such Award until such individual has commenced such employment and (c) such individual may not be granted an ISO prior to the date the individual actually commences employment.

“Employee Award” means any Option, Performance Award, Phantom Stock Award, Cash Award, Stock Award, Stock Appreciation Right or Other Stock-Based Award, whether granted singly, in combination or in tandem, to a Participant who is an Employee pursuant to any applicable terms, conditions and limitations as the Committee may establish in order to fulfill the objectives of the Plan.

“Exercise Price” means the price at which the Option Shares may be purchased or SARs may be exercised under the terms of the Award Agreement.

“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time.

“Fair Market Value” of a share of Common Stock means, as of a particular date, (a) if shares of Common Stock are listed on a national securities exchange, the closing sales price per share of Common Stock on the consolidated transaction reporting system for the principal national securities exchange on which shares of Common Stock are listed on that date or, if there shall have been no such sale so reported on that date, on the last preceding date on which such a sale was so reported; (b) if the Common Stock is not so listed or quoted, the average of the closing bid and ask price on that date or, if there are no quotations available for such date, on the last preceding date on which such quotations shall be available, as reported by an inter-dealer quotation system; or (c) if none of the above is applicable, then such amount as may be determined by the Committee or the Board in such a manner as it deems in good faith to be the fair market value per share of Common Stock.

“Grant Date” means the date specified in the Award Agreement on which an Award will become effective.

“ISO” means an incentive stock option within the meaning of Code Section 422.

“Option” means a right to purchase a particular number of shares of Common Stock at a particular Exercise Price, subject to certain terms and conditions as provided in this Plan and Award Agreement. An Option may be in the form of an ISO or a nonqualified stock option within the meaning of Code Section 83.

“Option Shares” means the shares of Common Stock covered by a particular Option.

“Other Stock-Based Award” means any stock-based Award that shall consist of a right that is not an Option, Performance Award, Phantom Stock Award, Stock Award or SAR and is (i) denominated or payable in; (ii) valued in whole or in part by reference to; or (iii) otherwise based on or related to shares of Common Stock as is deemed by the Committee to be consistent with the terms of the Plan.

“Participant” means an Employee or a Director to whom an Award has been granted under this Plan.

“Performance Award” means an Award, such as a Performance Unit, that is subject to the achievement of one or more Performance Objectives established by the Committee.

“Performance Objectives” means the objectives, if any, established by the Committee that are to be achieved with respect to an Award granted under this Plan, which may be described in terms of Company-wide objectives, in terms of objectives that are related to performance of a division, Subsidiary, department, adjacent business unit, geographic market or function within the Company or a Subsidiary in which the Participant receiving the Award is employed, or in individual or other terms, and which shall relate to the period of time determined by the Committee. The Performance Objectives intended to qualify under Code Section 162(m) shall be with respect to one or more of the following: (a) cash flows; (b) client margin; (c) client retention; (d) customer margin; (e) earnings before interest and taxes; (f) earnings before interest, taxes, depreciation and amortization expenses; (g) earnings before taxes and unusual or nonrecurring items; (h) earnings per share; (i) earnings per share growth; (j) economic value added; (k) fee revenue; (l) gross mark-up per worksite employee; (m) gross profit; (n) net earnings; (o) number of paid worksite employees; (p) operating expenses; (q) operating income; (r) operating margin; (s) profit margin; (t) return on assets; (u) return on capital employed in the business; (v) return on equity; (w) return on investment; (x) return on sales; (y) return on total capital; (z) revenue; (aa) stock price performance; (bb) total profit; (cc) total revenue; (dd) total revenue less bonus payroll and (ee) total stockholder return.

The Committee shall determine, in its sole discretion, at the time of grant of an Award, which Performance Objectives to use with respect to an Award, the weighting of such objectives if more than one is used and whether such objective(s) is (are) to be measured against a Company-established budget or target, an index or a peer group of companies. A Performance Objective may include multiple measuring levels, including but not limited to, threshold, target, stretch and maximum levels of performance with the size of the Performance Award based on the level attained of performance. A Performance Objective need not be based on an increase or a positive result and may include, for example, maintaining the status quo or limiting economic losses.

“Performance Unit” means a unit equivalent to $100 or such other value as determined by the Committee.

“Phantom Stock Award” means the right to receive the value of a specified number of shares of Common Stock.

“Plan” means the Insperity, Inc. 2012 Incentive Plan, effective May 16, 2012, and as amended from time to time.

“Restricted Stock” means shares of Common Stock that are restricted or subject to forfeiture provisions.

“Stock Appreciation Rights” or “SARs” means the right to receive an amount of Common Stock equal to the appreciation in value of a specified number of shares of Common Stock over a particular period of time.

“Stock Award” means an Award denominated in or payable in shares of Common Stock, which may be Restricted Stock.

“Subsidiary” means (a) with respect to any Awards other than ISOs, (i) in the case of a corporation, any corporation of which the Company directly or indirectly owns shares representing 50% or more of the combined voting power of the shares of all classes or series of capital stock of such corporation that have the right to vote generally on matters submitted to a vote of the stockholders of such corporation and (ii) in the case of a partnership or other business entity not organized as a corporation, any such business entity of which the Company directly or indirectly owns 50% or more of the voting, capital or profits interests (whether in the form of partnership interests, membership interests or otherwise) and (b) with respect to Awards of ISOs, any subsidiary within the meaning of Code Section 424(f).

3. Plan Administration and Designation of Participants. All Employees of the Company and its Subsidiaries and all Directors of the Company are eligible for Awards under this Plan. The Board or the Committee shall select the Participants from time to time by the grant of Employee Awards under this Plan and, subject to the terms and conditions of this Plan, shall determine all terms and conditions of the Employee Awards.

This Plan shall be administered by the Committee, which shall have full and exclusive power to interpret this Plan and to adopt such rules, regulations and guidelines for carrying out this Plan as it may deem necessary or appropriate.

The Committee may, in its discretion, in whole or in part of an Employee Award, extend the exercisability, accelerate the vesting or exercisability, eliminate or make less restrictive any restrictions, waive any restriction or other provision of the Plan or an Employee Award or otherwise amend or modify an Employee Award in any manner that is either (a) not adverse to the Participant to whom such Employee Award was granted or (b) consented to by such Participant. Notwithstanding anything herein to the contrary, without the prior approval of the Company’s stockholders, Options and SARs issued under the Plan will not be repriced, replaced or regranted through cancellation, decrease in the Exercise Price or exchanged for a cash buyout or settlement, except as provided by the adjustment provisions of Section 14.

No member of the Board or the Committee shall be liable for anything done or omitted to be done by him or her, by any member of the Board or the Committee or by any officer of the Company in connection with the performance of any duties under this Plan, except for his or her own willful misconduct or as expressly provided by statute.

The Board shall have the same powers as the Committee with respect to Director Awards. With respect to Director Awards, references in this Plan to the “Committee” shall be deemed to mean the Board.

4. Delegation of Authority. The Board or Committee may delegate to a committee of one or more members of the Board the duties of the Committee under this Plan with respect to Employee Awards pursuant to such conditions or limitations as each may establish, except that neither may delegate to any person the authority to grant Awards to, or take other action with respect to, Participants who are subject to Section 16 of the Exchange Act.

5. Award Agreement. Each Award granted hereunder shall be described in an Award Agreement, which shall be subject to the terms and conditions of this Plan and shall be accepted in such manner as is deemed acceptable by the Committee by the Participant and by the appropriate officer for and on behalf of the Company.

6. Shares of Common Stock Reserved for this Plan.

(a) Subject to adjustment as provided in Section 14 hereof, a total of 1,200,000 shares of Common Stock plus (a) any shares which have been reserved but not issued pursuant to any awards granted under the Company’s stockholder approved 2001 Incentive Plan as of the effective date of this Plan (up to a maximum of 600,000 shares), and (b) any shares subject to outstanding Awards under the 2001 Incentive Plan that are forfeited, terminated, expire unexercised, settled in cash, exchanged for Awards that do not involve Common Stock, used to pay the exercise price or used in satisfaction of the tax withholding obligation, shall be reserved for issuance upon the exercise or payment of Awards granted pursuant to this Plan. Such shares may be shares of original issuance or treasury shares or a combination of the foregoing.

(b) The Committee and the appropriate officers of the Company shall from time to time take whatever actions are necessary to execute, acknowledge, file and deliver any documents required to be filed with or delivered to any governmental authority or any stock exchange or transaction reporting system on which shares of Common Stock are listed or quoted in order to make shares of Common Stock available for issuance pursuant to this Plan.

(c) Awards that are forfeited, terminated, expire unexercised in such a manner that all or some of the shares of Common Stock subject thereto are not issued to a Participant, are settled in cash or are exchanged for Awards that do not involve Common Stock, shall again immediately become available for the granting of Awards under this Plan. If the exercise price paid or the tax withholding obligation resulting from the settlement of any such option or other Award is satisfied by withholding shares of Common Stock, only the number of shares of Common Stock issued net of the shares of Common Stock withheld shall be deemed delivered for purposes of determining usage of shares against the maximum number of shares of Common Stock available for delivery under the Plan or any sublimit set forth above.

(d) The Committee may from time to time adopt and observe such rules and procedures concerning the counting of shares against the Plan maximum or any sublimit as it may deem appropriate, including rules more restrictive than those set forth above to the extent necessary to satisfy the requirements of any national stock exchange on which the Common Stock is listed or any applicable regulatory requirement.

7. Employee Awards.

(a) Options. An Employee Award may be in the form of an Option. The Exercise Price of an Option granted under this Plan shall not be less than 100% of the Fair Market Value of the Common Stock at the time of the grant.

(i) Incentive Stock Options. Options granted to Employees hereunder may be ISOs. An ISO shall consist of a right to purchase a specified number of shares of Common Stock at a price specified by the Committee in the Award Agreement or otherwise, which shall not be less than the Fair Market Value of the Common Stock on the Grant Date. Any ISO granted shall expire not later than ten (10) years after the Grant Date, with the expiration date to be specified by the Committee in the Award Agreement. Any ISO granted must, in addition to being subject to applicable terms, conditions and limitations established by the Committee, comply with Code Section 422. All other terms, conditions and limitations applicable to ISOs shall be determined by the Committee.

(ii) Nonqualified Stock Options. Options granted to Employees may be nonqualified stock options within the meaning of Code Section 83. A nonqualified stock option shall consist of a right to purchase a specified number of shares of Common Stock at a price specified by the Committee in the Award Agreement or otherwise, which shall not be less than the Fair Market Value of the Common Stock on the Grant Date. The expiration date of the nonqualified stock option shall be specified by the Committee in the Award Agreement. All other terms, conditions and limitations applicable to nonqualified stock options shall be determined by the Committee.

(b) Performance Award. An Employee Award may be in the form of a Performance Award, such as a Performance Unit. A Performance Award shall be subject to the achievement of one or more Performance Objectives. All other terms, conditions and limitations applicable to Performance Awards shall be determined by the Committee.

(c) Stock Award (including Restricted Stock). An Employee Award may consist of Common Stock or may be denominated in units of Common Stock. All terms, conditions and limitations applicable to any Stock Award pursuant to this Plan shall be determined by the Committee.

(d) Phantom Stock Award. An Employee Award may be in the form of Phantom Stock or other bookkeeping account tied to the value of shares of Common Stock. All terms, conditions and limitations applicable to any Phantom Stock Award shall be determined by the Committee.

(e) Stock Appreciation Right. An Employee Award may be in the form of SARs. All terms, conditions and limitations applicable to any Employee Awards of SARs shall be determined by the Committee; provided, however, that the Exercise Price specified by the Committee in the Award Agreement or otherwise shall not be less than the Fair Market Value of the Common Stock at the Grant Date.

(f) Cash Award. An Employee Award may be in the form of a Cash Award. All terms, conditions and limitations applicable to any Cash Award shall be determined by the Committee.

(g) Other Stock-Based Awards. An Employee Award may be in the form of any Other Stock-Based Award. All terms, conditions and limitations applicable to any Other Stock-Based Award shall be determined by the Committee.

(h) Employee Award Limits. The following limitations shall apply to any Award made hereunder:

(i) Notwithstanding anything herein to the contrary, no Participant may be granted, during any one calendar year period, Options or SARs covering more than 400,000 shares of Common Stock.

(ii) Notwithstanding anything herein to the contrary, no Participant may receive, during any one calendar year period, an aggregate payment under Cash Awards or Performance Awards payable in cash in excess of $4,000,000.

(iii) Notwithstanding anything herein to the contrary, no Participant may be granted, during any one calendar year period, more than 400,000 shares of Common Stock pursuant to Stock Awards (excluding Restricted Stock but including Stock Awards denominated in units of Common Stock), Phantom Stock Awards or Other Stock-Based Awards.

(iv) Notwithstanding anything herein to the contrary, no Participant may be issued, during any one calendar year period, Restricted Stock covering more than 400,000 shares of Common Stock.

8. Directors Awards. The Board has the sole authority to grant Director Awards from time to time in accordance with this Section 8. Director Awards may consist of the forms of Award described in Section 7, other than ISOs, and shall be granted subject to such terms and conditions as specified in Section 7.

9. Payment of Awards.

(a) General. Payment of Awards may be made in the form of cash or, if permitted, by the Committee by transfer of Common Stock or combinations thereof and may include such restrictions as the Committee shall determine, including, in the case of Common Stock, restrictions on transfer and forfeiture provisions.

(b) Deferral. The Committee may, in its discretion, (i) permit selected Participants to elect to defer payments of some or all types of Awards in accordance with procedures established by the Committee or (ii) provide for the deferral of an Award in an Award Agreement or otherwise.

(c) Dividends and Interest. Dividends or dividend equivalent rights may be extended to and made part of any Award denominated in Common Stock or units of Common Stock, subject to such terms, conditions and restrictions as the Committee may establish. The Committee may also establish rules and procedures for the crediting of interest on deferred cash payments and dividend equivalents for deferred payment denominated in Common Stock or units of Common Stock.

(d) Substitution of Awards. At the discretion of the Committee, a Participant who has been granted an Employee Award may be offered an election to substitute an Employee Award for another Employee Award or Employee Awards of the same or different type, subject to the overall limits expressed in this Plan; provided, however, that except as provided in Section 3, in no event may the Exercise Price of an outstanding Option or SAR be reduced by modification, substitution or any method, nor exchanged for a cash buyout or settlement, without the prior approval of the Company’s stockholders.

(e) No Fractional Shares. The Committee shall not be required to issue any fractional shares of Common Stock under this Plan. The Committee, in its sole discretion, may provide for the elimination of fractions for the settlement of fractions in cash.

10. Option Exercise. The price at which shares of Common Stock may be purchased under an Option shall be paid in full at the time of exercise in cash or, if permitted by the Committee, by means of tendering Common Stock or surrendering all or part of that or any other Award, including Restricted Stock, valued at Fair Market Value on the date of exercise, or any combination thereof. The Committee shall determine acceptable methods for tendering Common Stock or Awards to exercise a stock option as it deems appropriate. The Committee may provide for procedures to permit the exercise or purchase of Awards by use of the proceeds to be received from the sale of Common Stock issuable pursuant to an Award. Unless otherwise provided in the applicable Award Agreement, in the event shares of Restricted Stock are tendered as consideration for the exercise of a stock option, a number of the shares issued upon the exercise of the stock option, equal to the number of shares of Restricted Stock used as consideration therefor, shall be subject to the same restrictions as the Restricted Stock so submitted as well as any additional restrictions that may be imposed by the Committee.

11. Termination of Employment or Service. Upon the termination of employment or service by a Participant, any unexercised, deferred or unpaid Awards shall be treated as provided in the specific Award Agreement evidencing the Award. Unless otherwise specifically provided in the Award Agreement, each Award granted pursuant to this Plan that is an Option shall immediately terminate to the extent the Option is not vested (or does not become vested as a result of such termination of employment or service) on the date the Participant terminates employment or service with the Company or its Subsidiaries.

12. Acceleration Upon a Change in Control. Notwithstanding anything herein to the contrary, all conditions and/or restrictions relating to the continued employment or service of a Participant and/or the achievement of Performance Objectives with respect to the vesting and exercisability or full entitlement to any Award shall immediately lapse upon a Change in Control.

13. Assignability. Unless otherwise permitted by the Committee, no Award granted under this Plan shall be sold, transferred, pledged, assigned or otherwise alienated or hypothecated by a Participant other than by (a) will or the laws of descent and distribution or (b) a qualified domestic relations order. During the lifetime of a Participant, any Award shall be exercisable only by him, or in the case of a Participant who is mentally incapacitated, the Award shall be exercisable by his guardian or legal representative. The Committee may prescribe and include in applicable Award Agreements other restrictions on transfer. Any attempted assignment or transfer in violation of this Section 13 shall be null and void. Upon the Participant’s death, the personal representative or other person entitled to succeed to the rights of the Participant (the “Successor Participant”) may exercise such rights. A Successor Participant must furnish proof satisfactory to the Company of his or her right to exercise the Award under the Participant’s will or under the applicable laws of descent and distribution.

Subject to approval by the Committee in its sole discretion, other than with respect to ISOs, all or a portion of the Awards granted to a Participant under this Plan may be transferable by the Participant, to the extent and only to the extent specified in such approval, to (a) the spouse, children or grandchildren (including adopted and stepchildren and grandchildren) of the Participant (“Immediate Family Members”), (b) a trust or trusts for the exclusive benefit of such Immediate Family Members and, if applicable, the Participant or (c) a partnership or partnerships in which such Immediate Family Members and, if applicable, the Participant are the only partners. Subsequent transfers of transferred Awards shall be prohibited except by will or the laws of descent and distribution, unless such transfers are made to the original Participant or a person to whom the original Participant could have made a transfer in the manner described herein. No transfer shall be effective unless and until written notice of such transfer is provided to the Committee, in the form and manner prescribed by the Committee. Following transfer, any such Awards shall continue to be subject to the same terms and conditions as were applicable immediately prior to transfer, and except as otherwise provided herein, the term “Participant” shall be deemed to refer to the transferee. No transferred Options shall be exercisable unless arrangements satisfactory to the Company have been made to satisfy any tax withholding obligations the Company may have with respect to the Options. The consequences of termination of employment or service shall continue to be applied with respect to the original Participant, following which the Awards shall be exercisable by the transferee only to the extent and for the periods specified in this Plan and the Award Agreement.

14. Adjustments.

(a) The existence of outstanding Awards shall not affect in any manner the right or power of the Company or its stockholders to make or authorize (i) any or all adjustments, recapitalization, reorganizations or other changes in the ownership of the Company or its business, (ii) any merger or consolidation of the Company, (iii) any issue of bonds, debentures or other obligations, (iv) the dissolution or liquidation of the Company, (v) any sale or transfer of all or any part of its assets or business or (vi) any other Company act or proceeding of any kind, whether or not of a character similar to that of the acts or proceedings enumerated above.

(b) In the event of any Common Stock distribution or split, recapitalization, extraordinary distribution, merger, consolidation, combination or exchange of shares of Common Stock or similar change or upon the occurrence of any other event that the Committee, in its sole discretion, deems appropriate, (i) the number of shares of Common Stock reserved under this Plan and covered by outstanding Awards, (ii) the Exercise Price in respect of such Awards, (iii) the appropriate value and price determinations for such Awards, (iv) the per person limitation on Awards of Options and SARs and (v) the kind of shares covered thereby (including shares of another issuer) shall be adjusted as appropriate.

(c) In the event of a corporate merger, consolidation, acquisition of property or stock, separation, reorganization or liquidation, the Committee shall be authorized (i) to issue or assume Awards, regardless of whether in a transaction to which Section 424(a) of the Code applies, by means of substitution of new Awards, as appropriate, for previously issued Awards or to assume previously issued Awards as part of such adjustment, (ii) to make provision, prior to the transaction, for the acceleration of the vesting and exercisability of, or lapse of restrictions with respect to, Awards (to the extent not otherwise provided under Sections 7 or 8) and the termination of Options or SARs that remain unexercised at the time of such transaction or (iii) to provide for the acceleration of the vesting and exercisability of any Awards and the cancellation thereof (to the extent not otherwise provided under Sections 7 or 8) and to deliver to the Participants cash in an amount that the Board shall determine in its sole discretion is equal to the fair market value of such Awards on the date of such event, which in the case of Options or SARs shall be the excess of the Fair Market Value of Common Stock on such date over the exercise or strike price of such Award.

(d) The Committee, in its sole discretion and without the consent of the Participant, may amend (i) any stock-based Award to reflect a change in accounting rules required by the Financial Accounting Standards Board and (ii) any Award that is not intended to meet the requirements of Code Section 162(m), to reflect a significant event that the Committee, in its sole discretion, believes to be appropriate to reflect the original intent in the grant of the Award.

15. Tax Withholding. The Company shall have the right to deduct applicable taxes from any Award payment and withhold, at the time of delivery or vesting of cash or shares of Common Stock under this Plan, an appropriate amount of cash or number of shares of Common Stock or a combination thereof for payment of taxes required by law or to take such other action as may be necessary in the opinion of the Company to satisfy all obligations for withholding of such taxes. The Committee may also permit withholding to be satisfied by the transfer to the Company of shares of Common Stock theretofore owned by the holder of the Award with respect to which withholding is required. If shares of Common Stock are used to satisfy tax withholding, such shares shall be valued as provided in the applicable Award Agreement or as otherwise determined by the Committee.

16. Amendments or Termination. The Board may amend, alter or discontinue this Plan, except that (a) no amendment or alteration that would impair the rights of any Participant under any Award that he has been granted shall be made without his consent and (b) no amendment or alteration shall be effective prior to approval by the Company’s stockholders to the extent such approval is required by applicable legal requirements or the requirements of the securities exchange on which the Company’s Common Stock is listed.

17. Restrictions. No shares of Common Stock or other form of payment shall be issued with respect to any Award unless the Company shall be satisfied based on the advice of its counsel that such issuance will be in compliance with applicable federal and state securities laws and the requirements of any securities exchange or transaction reporting system upon which the Common Stock is then listed.

18. Unfunded Plan. Insofar as it provides for Awards of cash, Common Stock or rights thereto, this Plan shall be unfunded. Although bookkeeping accounts may be established with respect to Participants who are entitled to cash, Common Stock or rights thereto under this Plan, any such accounts shall be used merely as a bookkeeping convenience. The Company shall not be required to segregate any assets that may at any time be represented by cash, Common Stock or rights thereto, nor shall this Plan be construed as providing for such segregation, nor shall the Company, the Board or the Committee be deemed to be a trustee of any cash, Common Stock or rights thereto to be granted under this Plan. Any liability or obligation of the Company to any Participant with respect to a grant of cash, Common Stock or rights thereto under this Plan shall be based solely upon any contractual obligations that may be created by this Plan and any Award Agreement, and no such liability or obligation of the Company shall be deemed to be secured by any pledge or other encumbrance on any property of the Company. None of the Company, the Board or the Committee shall be required to give any security or bond for the performance of any obligation that may be created by this Plan.

19. Parachute Payment Limitation. Notwithstanding any contrary provision of the Plan, the Committee may provide in the Award Agreement or in any other agreement with the Participant for a limitation on the acceleration of vesting and exercisability of unmatured Awards to the extent necessary to avoid or mitigate the impact of the golden parachute excise tax under Section 4999 of the Code on the Participant or may provide for a supplemental payment to be made to the Participant as necessary to offset or mitigate the impact of the golden parachute excise tax on the Participant. In the event the Award Agreement or other agreement with the Participant does not contain any contrary provision regarding the method of avoiding or mitigating the impact of the golden parachute excise tax under Section 4999 of the Code on the Participant, then notwithstanding any contrary provision of this Plan, the aggregate present value of all parachute payments payable to or for the benefit of a Participant, whether payable pursuant to this Plan or otherwise, shall be limited to three times the Participant’s base amount less one dollar. The order of such limitation, to the extent necessary, shall be: (a) severance payments; (b) cash payments outside of the Plan; and (c) unvested Performance Awards, in order that this limitation not be exceeded. For purposes of this Section 19, the terms “parachute payment,” “base amount” and “present value” shall have the meanings assigned thereto under Section 280G of the Code. It is the intention of this Section 19 to avoid excise taxes on the Participant under Section 4999 of the Code or the disallowance of a deduction to the Company pursuant to Section 280G of the Code.

20. Code Section 409A Compliance. The Board intends that any Awards under the Plan satisfy the requirements of Section 409A of the Code and related regulations and Treasury pronouncements (“Section 409A”) to avoid the imposition of excise taxes thereunder. If any provision of the Plan or an Award Agreement under the Plan would result in the imposition of an excise tax under Section 409A, that provision will be reformed to avoid imposition of the excise tax and no action taken to comply with Section 409A shall be deemed to impair the rights of any Participant under the Plan or an Award Agreement under the Plan.

21. Indemnification. The Company shall indemnify and hold harmless any member of the Board or the Committee and other individuals, including Employees and Directors, performing services on behalf of the Committee, against any liability, cost or expense arising as a result of any claim asserted by any person or entity under the laws of any state or of the United States with respect to any action or failure to act of such individuals taken in connection with this Plan, except claims or liabilities arising on account of the willful misconduct or bad faith of such Board member, Committee member or individual.

22. Right to Employment or Service. The granting of any Award shall not impose upon the Company any obligation to maintain any Participant as an Employee or a Director and shall not diminish the power of the Company to terminate any Participant’s employment or service at any time.

23. Governing Law. This Plan and all determinations made and actions taken pursuant hereto, to the extent not otherwise governed by mandatory provisions of the Code or the securities laws of the United States, shall be governed by and construed in accordance with the laws of the State of Texas.

24. Effective Date of Plan. This Plan shall be effective as of May 16, 2012, subject to approval of the Plan at the 2012 annual meeting of the stockholders of the Company. If the stockholders of the Company should fail to so approve the Plan at that time, the Plan shall terminate and cease to be of any further force or effect, and any grants of awards authorized under the Plan shall be null and void.

Attested to by the Secretary of Insperity, Inc., as adopted by the Board of Directors to be effective as of May 16, 2012.

/s/ Daniel D. Herink

YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY.

We encourage you to take advantage of Internet or telephone voting.

Both are available 24 hours a day, 7 days a week.

Internet and telephone voting is available through 11:59 PM Eastern Time the day prior to the shareholder meeting date.

INTERNET http://www.proxyvoting.com/ nsp Use the Internet to vote your proxy. Have your proxy card in hand when you access the web site.
INSPERITY, INC.	OR
TELEPHONE 1-866-540-5760 Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call.

If you vote your proxy by Internet or by telephone, you do NOT need to mail back your proxy card.

To vote by mail, mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.

Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

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Please mark your votes as indicated in this example	☒

The Board of Directors recommends a vote FOR all Nominees.				The Board of Directors recommends a vote FOR the following proposal:

1. Vote on Directors Nominees:	FOR ALL	WITHHELD FOR ALL	*EXCEPTIONS		FOR	AGAINST	ABSTAIN

01 Paul J. Sarvadi 02 Austin P. Young	☐	☐	☐	2. Approval of the Insperity, Inc. 2012 Incentive Plan	☐	☐	☐
The Board of Directors recommends a vote FOR the following proposal:
				3. Advisory vote to approve the Company’s executive compensation (“say-on-pay”)	☐	☐	☐
The Board of Directors recommends a vote FOR the following proposal:

(INSTRUCTIONS: To withhold authority to vote for any individual nominee, mark the “Exceptions” box above and write that nominee’s name in the space provided below.) *Exceptions				4. Ratification of the appointment of Ernst &Young LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2012	☐	☐	☐

Mark Here for Address Change or Comments SEE REVERSE	☐

NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

Signature	Signature	Date

You can now access your Insperity, Inc. account online.

Access your Insperity, Inc. account online via Investor ServiceDirect® (ISD).

The transfer agent for Insperity, Inc., now makes it easy and convenient to get current information on your shareholder account.

• View account status • View certificate history • View book-entry information	• View payment history for dividends • Make address changes • Obtain a duplicate 1099 tax form

Visit us on the web at http://www.bnymellon.com/shareowner/equityaccess

For Technical Assistance Call 1-877-978-7778 between 9am-7pm

Monday-Friday Eastern Time

Investor ServiceDirect®

Available 24 hours per day, 7 days per week

TOLL FREE NUMBER: 1-800-370-1163

Choose MLinkSM for fast, easy and secure 24/7 online access to your future proxy materials, investment plan statements, tax documents and more. Simply log on to Investor ServiceDirect® at www.bnymellon.com/shareowner/equityaccess where step-by-step instructions will prompt you through enrollment.

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This Proxy is Solicited on Behalf of the Board of Directors

For the Annual Meeting of Stockholders of

INSPERITY, INC.

To be Held on May 15, 2012

The undersigned hereby appoints Richard G. Rawson and Daniel D. Herink, or either of them, as the lawful agents and proxies of the undersigned (with all the powers the undersigned would possess if personally present, including full power of substitution), and hereby authorizes them to represent and to vote, as designated on the reverse side, all the shares of Common Stock of Insperity, Inc. held of record by the undersigned on March 16, 2012, at the Annual Meeting of Stockholders of Insperity, Inc., to be held at the Company’s Corporate Headquarters, Centre I in the Auditorium, located at 22900 Hwy. 59 N. (Eastex Freeway), Kingwood, Texas on May 15, 2012, at 3:00 p.m., Central Daylight Saving Time, or any reconvened meeting after an adjournment thereof.

It is understood that when properly executed, this proxy will be voted in the manner directed herein by the undersigned Stockholder.

Where no choice is specified by the stockholder, the proxy will be voted “for” the election of directors, “for” proposals 2, 3 and 4, and in the discretion of the persons named herein on all other matters that may properly come before the annual meeting.

To vote in accordance with the Board of Directors’ recommendations, just sign and date; no boxes need to be checked.

Address Change/Comments (Mark the corresponding box on the reverse side)

SHAREOWNER SERVICES P.O. BOX 3550 SOUTH HACKENSACK, NJ 07606-9250

(Continued and to be marked, dated and signed, on the other side)	17410